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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

SALLY BEAUTY HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
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3001 Colorado Boulevard, Denton, Texas 76210

To our stockholders,

        You are cordially invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., which will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Tuesday, February 2, 2016, at 9:00 a.m., local time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.

        Even if you intend to join us in person, we encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting. When you vote in advance, please indicate your intention to personally attend the annual meeting. Please see the Question and Answer section on Page 4 of the enclosed Proxy Statement for instructions on how to obtain an admission ticket if you plan to personally attend the annual meeting.

        Whether or not you are able to personally attend the annual meeting, it is important that your shares be represented and voted. Your prompt vote over the Internet, by telephone via toll-free number, or by written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting if you choose not to attend in person. If you decide to attend the annual meeting, you will be able to vote in person, even if you have personally submitted your proxy. Please review the instructions on the proxy card or the information forwarded by your bank, broker, or other holder of record concerning each of these voting options.

        On behalf of the Board of Directors, I would like to express our appreciation for your continued interest in the affairs of Sally Beauty Holdings, Inc.

Christian A. Brickman Director, President and Chief Executive Officer
December 11, 2015

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

Official Notice of Annual Meeting of Stockholders

To our stockholders:

         The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the "Corporation") will take place at the Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210 on Tuesday, February 2, 2016, at 9:00 a.m., local time, for the purpose of considering and acting upon the following:

  (1)
  The election of the seven directors named in the accompanying Proxy Statement for a one-year term;

  (2)
  The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year; and

  (3)
  To transact such other business as may properly come before the annual meeting or any adjournment thereof.

         Only stockholders of record at the close of business on December 4, 2015 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be held on February 2, 2016:

The Proxy Statement and the 2015 Annual Report to stockholders are available at:
www.edocumentview.com/sbh

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary

December 11, 2015

IMPORTANT:

If you plan to attend the annual meeting you must have an admission ticket or other proof of share ownership as of the record date. Please see the Question and Answer section on Page 4 of this Proxy Statement for instructions on how to attend the annual meeting. Please note that the doors to the annual meeting will open at 8:00 a.m. and will close promptly at 9:00 a.m.

Whether or not you expect to personally attend the meeting, we urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on February 2, 2016. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors), unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

2015 PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Time and Date	9:00 a.m., February 2, 2016

Place	Sally Support Center, 3001 Colorado Boulevard, Denton, Texas 76210

Record Date	December 4, 2015

Voting	Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the proposals to be voted on.

Entry	If you decide to attend the meeting in person, upon your arrival you will need to register as a visitor with the security desk on the first floor of the Sally Support Center and you must have an admission ticket or other proof of share ownership as of the record date along with a government-issued identification card in order to attend the meeting.

Meeting Agenda

  •
  Election of seven directors

  •
  Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2016

Voting Matters

Proposal	Board Vote Recommendation	Page Reference (for more detail)

Election of seven directors	FOR	7

Ratification of KPMG LLP as our independent registered public accounting firm for fiscal 2016	FOR	69

i

Proposal 1 — Election of Directors (see page 7)

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

Name	Age	Director since	Occupation	Experience/ Qualification	Independent	AC	CC	EC	NG

Christian A. Brickman	50	September 2012	President & Chief Executive Officer, Sally Beauty Holdings, Inc.	Management, International

Katherine Button Bell	57	March 2013	Vice President & Chief Marketing Officer, Emerson Electric Company	Management, Marketing	X		X

Marshall E. Eisenberg	70	November 2006	Founding Partner, Neal Gerber & Eisenberg LLP	Governance, Risk Management, Legal	X	X	X	X	C

Robert R. McMaster	67	November 2006	Retired Executive and Independent Auditor	Management, Finance, Audit	X	C		X	X

John A. Miller	62	November 2006	President & CEO, North American Corporation	Management, Finance	X	X		X

Susan R. Mulder	44	November 2014	Chief Executive Officer, Nic & Zoe Co.	Management	X		X		X

Edward W. Rabin	69	November 2006	Retired Executive	Management	X		C		X

AC = Audit Committee
CC = Compensation Committee
EC = Executive Committee
NG = Nominating and Corporate Governance Committee
C = Chair of Committee

If elected, the director nominees will serve until the 2017 annual meeting. The Board recommends a vote FOR each director nominee.

Proposal 2 — Ratification of Independent Auditors (see page 69)

Although stockholder ratification is not required by law, we are asking stockholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for fiscal 2016. Set forth below is summary information with respect to KPMG LLP's fees for services provided in fiscal 2014 and fiscal 2015. The Board recommends a vote FOR this proposal.

	2015	2014

Audit Fees	$2,606,569	$2,227,758

Audit Related Fees	—	—

Tax Fees	$849,463	$1,019,844

All Other Fees	—	—

Total	$3,456,032	$3,247,602

2017 Annual Meeting

  •
  Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us by August 13, 2016.

  •
  Notice of stockholder proposals outside of SEC Rule 14a-8 must be delivered to us no earlier than October 5, 2016 and no later than November 4, 2016.

Sally Beauty Holdings, Inc.
3001 Colorado Boulevard, Denton, Texas 76210

PROXY STATEMENT

Annual Meeting of Stockholders

February 2, 2016

        This Proxy Statement is being furnished by Sally Beauty Holdings, Inc. ("we," "us," or the "Corporation") in connection with a solicitation of proxies by our Board of Directors to be voted at our annual meeting of stockholders to be held on February 2, 2016. Whether or not you personally attend, it is important that your shares be represented and voted at the annual meeting. Most stockholders have a choice of voting over the Internet, by using a toll-free telephone number, or by completing a proxy card and mailing it in the postage-paid envelope provided. Check your proxy card or the information provided to you by your bank, broker, or other stockholder of record to determine which voting options are available to you. The Internet voting and telephone voting facilities for stockholders of record will be available until 1:00 a.m., local time, on February 2, 2016. This Proxy Statement and the accompanying proxy card were first mailed on or about December 11, 2015.

SOLICITATION AND RATIFICATION OF PROXIES

        If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted "FOR" all nominees presented in Proposal 1 and "FOR" the proposal set forth in Proposal 2. If any matters that are not specifically set forth on the proxy card and in this Proxy Statement properly come to a vote at the meeting, the proxy holders will vote on such matters in accordance with their best judgments. At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting via ballot at the annual meeting. Voting in advance of the annual meeting will not limit your right to vote at the annual meeting if you decide to attend in person. If you are a beneficial owner, but your shares are registered in the name of a bank, broker, or other stockholder of record, the voting instructions form mailed to you with this Proxy Statement may not be used to vote in person at the annual meeting. Instead, to be able to vote in person at the annual meeting you must obtain, from the stockholder of record, a proxy in your name and present it at the meeting. See "Questions and Answers about the Meeting and Voting" in this Proxy Statement for an explanation of the term "stockholder of record."

        The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Corporation, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $7,500, plus normal expenses not expected to exceed $13,500.

 OUTSTANDING STOCK AND VOTING PROCEDURES

Outstanding Stock

        The stockholders of record of our Common Stock at the close of business on December 4, 2015 will be entitled to vote in person or by proxy at the annual meeting. At that time, there were 150,952,353 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.

        If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange ("NYSE"). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on "routine" matters for which their customers do not provide voting instructions. On matters considered "non-routine," banks, brokers and other similar holders of record may not vote shares (referred to as "broker non-votes") without your instruction.

        Proposal 1 (election of directors) is considered non-routine, and banks, brokers and other similar holders of record therefore cannot vote shares on this proposal without your instructions. Please note that if your shares are held through a bank, broker or other similar holder of record and you want your vote to be counted on this proposal, you must instruct your bank or broker how to vote your shares.

        Proposal 2 (the ratification of KPMG LLP as our independent registered public accounting firm for our 2016 fiscal year) is considered a routine matter. Accordingly, banks and brokers may vote shares on this proposal without your instructions.

Quorum

        A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to be cast thereat are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting and vote in person or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.

Voting Procedures

        Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A. In addition, the following voting procedures will be in effect for each proposal described in this Proxy Statement:

        Proposal 1. Nominees for available director positions must be elected by a plurality of the votes cast at the annual meeting. Abstentions and broker non-votes will have no effect in determining whether the proposal has been approved.

        Proposal 2. Ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. Abstentions will have no effect in determining whether this proposal has been approved. Since this proposal is considered a routine matter, there will be no broker non-votes with respect to this proposal.

        If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by a majority of the votes cast at the annual meeting, unless otherwise provided in our Third Restated Certificate of Incorporation ("Certificate of Incorporation"), Sixth Amended and Restated By-Laws ("By-Laws"), the Delaware

General Corporation Law or the rules and regulations of the New York Stock Exchange. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.

        NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE OF THIS PROXY STATEMENT.

 QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.     What is a proxy?

  A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Mark J. Flaherty, our Senior Vice President and Chief Financial Officer, and Janna Minton, our Group Vice President, Chief Accounting Officer and Controller, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by Internet or telephonic voting.

2.     What is a proxy statement?

  A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf.

3.     What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a "beneficial owner?"

  •
  If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.

  •
  If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.

4.     How do you obtain an admission ticket to personally attend the annual meeting?

  •
  Stockholders of Record.  Your admission ticket is attached to your proxy card. You will need to bring it with you to the meeting.

  •
  Street Name Holders.  You will need to ask your broker or bank for an admission ticket in the form of a legal proxy and you will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement with you to the meeting. We can use that to verify your ownership of Common Stock and admit you to the meeting; however, you will not be able to vote your shares at the meeting without a legal proxy. Please note that if you own shares in street name and you are issued a legal proxy, any previously executed proxy will be revoked and your vote will not be counted unless you appear at the meeting and vote in person.

  Please note that whether you are a stockholder of record or street name holder, you will also need to bring a government-issued photo identification card to gain admission to the annual meeting.

5.     What different methods can you use to vote?

  Stockholders of Record.    If your shares are registered in your own name, you may vote by proxy or in person at the annual meeting. To vote by proxy, you may select one of the following options:

  •
  By Written Proxy — You may vote by mailing the written proxy card.

  •
  By Telephone or Internet Proxy — You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders' identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

  Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, you will receive instructions from such holder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the holder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the annual meeting, you must request a legal proxy or broker's proxy from such record holder that holds your shares and present that proxy and proof of identification at the annual meeting.

  See question 4 for a further description of how to obtain a legal proxy if your shares are held in street name.

6.     What is the record date and what does it mean?

  The record date for the annual meeting is December 4, 2015. The record date is established by our Board of Directors as required by Delaware law. Stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting.

7.     What are your voting choices for director nominees, and what vote is needed to elect directors?

  For the vote on the election of the director nominees to serve until the 2017 annual meeting, stockholders may:

  •
  vote in favor of all nominees,

  •
  vote to withhold votes from all nominees, or

  •
  vote to withhold votes as to specific nominees, with the remainder of the nominees to be voted in favor.

  Directors will be elected by a plurality of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote "FOR" each of the director nominees.

8.     What is a plurality of the votes?

  In order to be elected, a director nominee does not have to receive a majority of the affirmative votes cast for directors. Instead, the seven nominees elected are those who receive the most affirmative votes of all the votes cast on Proposal 1 in person or by proxy at the meeting.

9.     What are your voting choices on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year, and what vote is needed to ratify their appointment?

  In the vote on the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2016 fiscal year, stockholders may:

  •
  vote in favor of the ratification,

  •
  vote against the ratification, or

  •
  abstain from voting on the ratification.

  The proposal to ratify the appointment of KPMG LLP as our independent registered public accounting firm will require the affirmative vote of a majority of the votes cast in person or by proxy at the annual meeting. The Board recommends a vote "FOR" Proposal 2.

10.   What if a stockholder does not specify a choice for a matter when returning a proxy?

  Stockholders should specify their choice for each proposal described on the enclosed proxy. However, proxies that are signed and returned will be voted "FOR" Proposals 1 and 2 if no specific instructions are given on such proposals.

11.   How are abstentions and broker non-votes counted?

  Both abstentions and broker non-votes are counted as "present" for purposes of determining the existence of a quorum at the annual meeting. Abstentions will not be included in vote totals and will not affect the outcome of the vote on either Proposal 1 or Proposal 2. Broker non-votes will not be included in vote totals and will not affect the outcome of the vote on Proposal 1. Proposal 2 is considered a routine matter and accordingly there will be no broker non-votes with respect to this proposal.

12.   How will stockholders know the outcome of the proposals considered at the annual meeting?

  We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the U.S. Securities and Exchange Commission on Form 8-K.

PROPOSAL 1 — ELECTION OF DIRECTORS

        Our Board of Directors consists of eight individuals, six of whom qualify as independent of us under the rules of the NYSE. Our Certificate of Incorporation and our By-Laws provide for the annual election of each of our directors for one-year terms.

        Following the retirement of Mr. Golliher as of October 1, 2015, and the scheduled retirement of Mr. Winterhalter as of the date of this annual meeting, the Board of Directors, acting pursuant to the By-Laws, changed the size of the Board of Directors to seven members effective as of the date of this annual meeting.

        Following the recommendations of our Nominating and Corporate Governance Committee, our Board of Directors has nominated Mr. Brickman, Ms. Button Bell, Mr. Eisenberg, Mr. McMaster, Mr. Miller, Ms. Mulder and Mr. Rabin for reelection to our Board of Directors. Accordingly, this Proposal 1 seeks the reelection of these seven directors to a term that will expire at the annual meeting of stockholders in 2017.

        Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted "FOR" the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

        Each of Mr. Brickman, Ms. Button Bell, Mr. Eisenberg, Mr. McMaster, Mr. Miller, Ms. Mulder and Mr. Rabin are current directors with a term expiring at this annual meeting and each has furnished to us the following information with respect to their principal occupation or employment and principal directorships:

        Christian A. Brickman, Director, President and Chief Executive Officer, age 50.    Mr. Brickman has served on our Board of Directors since September 2012 and is the Corporation's President and Chief Executive Officer, a role he has held since February 2015. Prior to being appointed to his current role, Mr. Brickman served as President and Chief Operating Officer of the Corporation from June 2014 to February 2015. Prior to joining the Corporation, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the Corporation's international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer of Kimberly-Clark and played a key role in the development and implementation of Kimberly-Clark's strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company's Dallas, Texas office and a leader in the firm's consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide's Latin America region. Mr. Brickman was awarded an advanced bachelor's degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude. We believe that Mr. Brickman's executive and management experience, including his experience as President of two large international companies, well qualify him to serve on our Board.

        Katherine Button Bell, Director, age 57.    Ms. Button Bell has served on our Board of Directors since March 2013 and is Vice President and Chief Marketing Officer of Emerson Electric Company, a diversified global manufacturing and technology company, a role she has held since 1999. In this capacity, Ms. Button Bell oversees global marketing and corporate branding, including corporate communications, digital strategy, and market research, and played a key role in the launch of Emerson's corporate branding program, building Emerson's brand globally. Prior to joining Emerson, Ms. Button Bell was the President of Button Brand Development, Inc., an independent marketing consulting firm specializing in developing well-recognized companies' brand names. Ms. Button Bell has been a director of Johnson Outdoors Inc., a NASDAQ listed manufacturer of outdoor recreation equipment, since September 2014, and was a director of Furniture Brands International, Inc. from 1997 to May 2008. She also served as a director of the Business Marketing Association from 2013 to 2014. She currently serves on the search committee of St. Louis Children's Hospital, and is a member of the board of trustees of the St. Louis Art Museum. We believe that Ms. Button Bell's executive and management experience well qualify her to serve on our Board.

        Marshall E. Eisenberg, Director, age 70.    Mr. Eisenberg has served on our Board of Directors since November 2006. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm's Executive Committee for the past 20 years. Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. Mr. Eisenberg has served on the Board of Visitors of the University of the Illinois College of Law. Mr. Eisenberg received his J.D. degree with honors from the University of Illinois College of Law in 1971, where he served as a Notes and Comments Editor of the Law Review and was elected to the Order of the Coif. We believe that Mr. Eisenberg's extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

        Robert R. McMaster, Director, age 67.    Mr. McMaster has served on our Board of Directors since November 2006 and as our Lead Independent Director since November 2012. Mr. McMaster has been a director of Carpenter Technology Corporation, a NYSE listed manufacturer and distributor of specialty metals, since 2007, where he currently serves as a member of its audit and operations committees. Mr. McMaster is also chairman of the audit committee of The Columbus Foundation, a charitable trust and nonprofit corporation. From May 2003 until June 2006, Mr. McMaster served as a director of American Eagle Outfitters, Inc. and as chairman of its audit committee and a member of its compensation committee. Mr. McMaster was a director and a member of the audit and compensation committees of Dominion Homes, Inc. from May 2006 to May 2008. From January 2003 until February 2005, Mr. McMaster served as Chief Executive Officer of ASP Westward, LLC and ASP Westward, L.P. and from June 1997 until December 2002, Mr. McMaster served as Chief Executive Officer of Westward Communications Holdings, LLC and Westward Communications, L.P. Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He also served as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. from October 2008 to May 2013. We believe that Mr. McMaster's long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

        John A. Miller, Director, age 62.    Mr. Miller has served on our Board of Directors since November 2006. Mr. Miller is the President and Chief Executive Officer of North American Corporation, a multi-divisional company specializing in industrial paper products, packaging, printing and other commercial consumables. Mr. Miller has served as the President of North American Corporation since 1987. Mr. Miller is also a director of numerous private companies, including Atlantic Premium Brands, Ltd., Wirtz Corporation, Network Services Company and Laureate Education, Inc. We believe that Mr. Miller's long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

        Susan R. Mulder, Director, age 44.    Ms. Mulder has served on our Board of Directors since November 2014 and is the Chief Executive Officer of Nic & Zoe Co., a privately-held woman's apparel company, a role she has held since April 2012. Ms. Mulder is also a director of Nic & Zoe Co. Prior to joining Nic & Zoe Co., Ms. Mulder was a Senior Partner with McKinsey & Company where she spent

15 years working with retail and consumer clients. Ms. Mulder is a member of the Board of Overseers of Boston Children's Hospital. We believe that Ms. Mulder's executive and retail and consumer experience well qualify her to serve on our Board.

        Edward W. Rabin, Director, age 69.    Mr. Rabin has served on our Board of Directors since November 2006. Mr. Rabin was President of Hyatt Hotels Corporation until his retirement in 2006, having served in various senior management roles since joining the Corporation in 1969. Mr. Rabin is a director of PrivateBancorp, Inc., a NASDAQ listed bank holding company, and serves on its audit committee and chairs its compensation committee. He also currently serves as a member of the Board of Advisors of First Hospitality Group, Inc., a private company. Mr. Rabin served as lead director of WMS Industries Inc., a formerly NYSE listed company in the gaming industry, from July 2008 until that company was sold in October 2013 and as a member of its audit and compensation committees from December 2005 to October 2013. He also served as a director of SMG Corporation from 1992 through June 2007. Mr. Rabin is a consulting director of the Richard Gray Gallery, Chicago and New York, and was previously a board member of Oneida Holdings, Inc., a private corporation. Mr. Rabin attended the Wharton School of Advanced Business Management and holds an honorary Masters in Business Administration from Florida State University. We believe that Mr. Rabin's executive and management experience, including his experience as president of a large hotel company, well qualify him to serve on our Board.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES LISTED ABOVE.

 INFORMATION REGARDING CORPORATE GOVERNANCE, THE BOARD, AND ITS COMMITTEES

Board Purpose and Structure

        The Board oversees, counsels, and directs management in the long-term interests of the Corporation and our stockholders. The Board's responsibilities include:

  •
  providing strategic guidance to our management;

  •
  overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;

  •
  selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;

  •
  planning for succession with respect to the position of CEO and monitoring management's succession planning for other executive officers; and

  •
  overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

Corporate Governance Philosophy

        We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved and oversees a comprehensive system of corporate governance policies and programs. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating and Corporate Governance Committee to reflect changes in regulatory requirements and evolving oversight practices. These policies embody the principles, policies, processes and practices followed by our Board, executive officers and employees in governing us.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

        Our Board of Directors has adopted (a) our Code of Business Conduct and Ethics and (b) Corporate Governance Guidelines that apply to our directors, officers and employees. Copies of these documents and the charters for our Board committees are available on our website at http://investor.sallybeautyholdings.com and are available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Director Independence

        Our Board of Directors is currently comprised of six non-management directors and two management directors (Mr. Winterhalter, who is our Executive Chairman (and who will serve in such position until his retirement on February 2, 2016), and Mr. Brickman, who is our President and Chief Executive Officer). Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and such director also satisfies the other independence requirements of the NYSE. Our Board of Directors has affirmatively determined that all of our directors, other than

Messrs. Winterhalter and Brickman, satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, equity investors, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Corporation or its affiliates.

        All of our directors who serve as members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

Nomination of Directors

        The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating and Corporate Governance Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. We anticipate that the Nominating and Corporate Governance Committee will consider recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating and Corporate Governance Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating and Corporate Governance Committee will take into consideration such other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate's judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating and Corporate Governance Committee believe that sound governance of the Corporation requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating and Corporate Governance Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating and Corporate Governance Committee considers such factors when reviewing potential director nominees.

Stockholder Recommendations or Nominations for Director Candidates

        Our Corporate Governance Guidelines provide that our Nominating and Corporate Governance Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating and Corporate Governance Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 or Section 1.07, as applicable, of our By-Laws or as otherwise provided by law. Nominations pursuant to our By-Laws are made by delivering to our Corporate Secretary, within the time frame described in our By-Laws, all of the materials and information that our By-Laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

        Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) such person's written consent to serve as a director if elected, (d) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (e) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (f) such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation or whether such nominee would be independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Corporation's publicly disclosed Corporate Governance Guidelines. No person shall be eligible to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in Section 1.06 or Section 1.07, as applicable, of our By-Laws and any nominee proposed by a stockholder not nominated in accordance with Section 1.06 or Section 1.07, as applicable, shall not be considered or acted upon for execution at such meeting. Stockholders' notice for any proposals requested to be included in the Corporation's Proxy Statement pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

Director Qualifications

        In order to be recommended by the Nominating and Corporate Governance Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors. The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other boards and skill sets that add to the value of our business.

Annual Election of Directors

        In 2014, the Board of Directors implemented a process to declassify the Board and provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification proposal at our 2014 annual meeting of stockholders, which resulted in three directors in 2014 being nominated for annual election for one-year terms. At our 2015 annual meeting of stockholders, six directors were nominated and elected for one-year terms. At this annual meeting, all directors of the Board will be elected for one-year terms.

        In October 2015, in light of Mr. Golliher's retirement as of October 1, 2015 and the scheduled retirement of Mr. Winterhalter as of February 2, 2016, the Board decided to change its size to seven members, effective as of February 2, 2016. At this annual meeting, our stockholders will elect seven individuals to serve on our Board.

Mandatory Retirement Age

        Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity, although the Board may request that a director who would otherwise be due to retire continue his or her service if (a) the policy would result in multiple retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders.

Directors Who Change Their Present Job Responsibility

        Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit a resignation to the Board. The remaining directors, upon the recommendation of the Nominating and Corporate Governance Committee, will then determine the appropriateness of continued Board membership.

Stockholder-Director Communications

        Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Lead Independent Director, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary's office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

Self-Evaluation

        The Nominating and Corporate Governance Committee oversees a self-evaluation of the Board each year to determine whether the Board is functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

Board Meetings and Attendance

        Pursuant to our Corporate Governance Guidelines, our directors are expected to:

  •
  regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);

  •
  spend the time needed to properly discharge their responsibilities;

  •
  with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate, which sessions are chaired by the Lead Independent Director;

  •
  with respect to our independent directors, meet at least once a year in an executive session without management, which session is chaired by the Lead Independent Director.

        In fiscal 2015, our Board of Directors met 14 times, our Audit Committee met 7 times, our Compensation Committee met 6 times, our Executive Committee met 13 times, and our Nominating and Corporate Governance Committee met 4 times. Our independent directors met in executive session 4 times and the non-management directors met 3 times. During fiscal 2015, each of our incumbent directors attended at least 75% percent of the total number of meetings of the Board (during his or her service on the Board) and each committee on which he or she served (during his or her service on such committee). In 2015, all members of the Board attended the Corporation's annual meeting of stockholders.

Board Leadership Structure

        In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chairman, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chairman and Chief Executive Officer should be separate and, if it is to be separate, whether the Chairman should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chairman of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chairman of the Board is responsible for chairing Board meetings and meetings of stockholders, establishing the agendas for Board meetings along with the Lead Independent Director and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chairman to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, reviewing and approving meeting schedules and information sent to the Board and liaising with the Chairman and the Chief Executive Officer and the other independent directors.

        Currently, Mr. Winterhalter serves as our Executive Chairman, Mr. Brickman serves as our Chief Executive Officer and Mr. McMaster serves as our Lead Independent Director. Our Board has determined that this leadership structure is appropriate at this time. In particular, our Board believes that this structure clarifies the individual roles and responsibilities of Mr. Winterhalter and Mr. Brickman, streamlines decision making and enhances accountability. Furthermore, our Board believes that the presence of a Lead Independent Director and a majority of independent directors provides effective oversight of management. Following the scheduled retirement of Mr. Winterhalter as of February 2, 2016, the Board will elect a new Chairman and may revise its leadership structure.

Board's Role in the Risk Management Process

        The Board's role in the risk management process is to understand and oversee the Corporation's strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Vice President of Internal Audit, an officer appointed by and reporting to the Chairman of the Audit Committee. The Vice President of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Corporation. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating and Corporate Governance Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Corporation's risk management practices and capabilities, to review the Corporation's risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Corporation's overall risk management strategy.

Compensation Risk Assessment

        The Compensation Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Corporation or the investments of our stockholders. The Compensation Committee considered compensation programs that apply to employees at all levels. This risk assessment process included an assessment of the impact of the Corporation's compensation programs on identified primary business risks (using our annual Enterprise

Risk Assessment as a framework) and an analysis of whether and how our compensation programs support, or provide risks to, our corporate strategy. In addition, the Compensation Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described on page 27 under "Compensation Discussion and Analysis — Management of Compensation-Related Risk."

        Based on the foregoing, the Compensation Committee concluded in its April 2015 meeting that the Corporation's compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Corporation. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Corporation's ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Compensation Recoupment Policy

        The Corporation has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act ("Dodd-Frank Act"). Consistent with the Dodd-Frank Act, in the event that we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive- based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

        In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Corporation, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee after January 1, 2011, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Compensation Committee's view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Corporation. In each such instance, the Corporation will seek to recover the person's entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Compensation Committee's determination that the person engaged in misconduct.

Committees of the Board of Directors

        Pursuant to our By-Laws, our Board of Directors has established the following committees:

  •
  Audit Committee;

  •
  Compensation Committee;

  •
  Nominating and Corporate Governance Committee; and

  •
  Executive Committee.

        The function of each committee is described below.

        Each committee, pursuant to its charter adopted by the Board of Directors, consists of at least three members.

        Audit Committee.    The Audit Committee currently consists of Mr. McMaster (chair), Mr. Eisenberg and Mr. Miller. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. Eisenberg, Mr. McMaster and Mr. Miller qualifies as an "audit committee financial expert" under SEC rules.

        The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

  •
  the quality and integrity of our financial statements, including oversight responsibility for management's design and implementation, and the effectiveness of, internal controls;

  •
  the independent auditor's qualifications and independence;

  •
  the performance of our internal audit function and independent auditors;

  •
  our compliance with legal and regulatory requirements;

  •
  our information technology function;

  •
  preparation of the report of the Audit Committee required for our annual proxy statements; and

  •
  our financing strategy, financial policies and financial condition

        Pre-Approval Policy.    The Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy to pre-approve all permissible audit and non-audit services provided by our independent auditors. We expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee is required to report on such pre-approvals at the next scheduled Audit Committee meeting.

        The Audit Committee is governed by the Audit Committee charter, which was amended and restated by the Board of Directors on July 30, 2015. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Compensation Committee.    The Compensation Committee consists of Mr. Rabin (chair), Ms. Button Bell, Mr. Eisenberg, and Ms. Mulder. The Board has determined that each such member meets the independence requirements of the NYSE, as well as the "Non-Employee Director" requirements under Rule 16b-3 of the Exchange Act and the "outside director" requirements under Section 162(m) of the Internal Revenue Code. The purpose of the Compensation Committee is to, among other things:

  •
  establish our general compensation philosophy and, in consultation with senior management, oversee and assess the development and implementation of compensation programs;

  •
  review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer's performance in light of those goals and objectives;

  •
  determine and approve the Chief Executive Officer's compensation level based on this evaluation;

  •
  review and approve the compensation of the other executive officers and the Board;

  •
  review and recommend to the Board of Directors equity-based incentive compensation plans in which senior management will participate;

  •
  consider the results of the most recent advisory vote on executive compensation in evaluating or making recommendations regarding executive compensation; and

  •
  prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements.

        The Compensation Committee's processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under "Compensation Discussion and Analysis — Processes for Determining Executive Compensation" beginning on page 27 of this Proxy Statement.

        The Compensation Committee is governed by the Compensation Committee charter, which was amended and restated by the Board of Directors on July 30, 2015. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Pursuant to its charter, the Compensation Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in "Compensation Discussion and Analysis — Processes for Determining Executive Compensation" beginning on page 27 of this Proxy Statement, the Compensation Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, Cook has participated in meetings of the Compensation Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. Cook has not performed any services for our management.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee consists of Mr. Eisenberg (chair), Mr. McMaster, Ms. Mulder and Mr. Rabin. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating and Corporate Governance Committee is to, among other things:

  •
  identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;

  •
  consider any director candidates recommended by our stockholders pursuant to the procedures described in this proxy statement and in our By-Laws;

  •
  recommend to our Board of Directors individual directors to serve on our various Board committees;

  •
  develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and

  •
  oversee the evaluation of the Board of Directors and management.

        The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee charter, which was amended and restated by the Board of Directors on July 30, 2015. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

        Executive Committee.    The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter, which was amended and restated by the Board of Directors on July 30, 2015. The Executive Committee consists of Mr. Winterhalter (chair) and Messrs. Eisenberg, McMaster and Miller. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. Following the scheduled retirement of Mr. Winterhalter as of February 2, 2016, the Board of Directors will revise the composition of its Executive Committee.

Director Indemnification Agreements

        Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

        Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee's corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

No Material Proceedings

        As of November 12, 2015, there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No member of our current Compensation Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during fiscal 2015, none of our executive officers served as:

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee;

  •
  a director of another corporation, one of whose executive officers served on the Compensation Committee; or

  •
  a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another corporation, one of whose executive officers served as one of our directors.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Statement of Policy with Respect to Related Party Transactions

        Our Board of Directors recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, a "related party transaction" is defined as a transaction between us and any senior officer, director, a stockholder owning in excess of 5% of our Common Stock, a person who is an immediate family member of a senior officer or director, or an entity owned or controlled by any such person, other than (1) transactions available to all employees generally or (2) transactions involving less than $5,000 when aggregated with all similar transactions. Under this policy, any related party transaction must be approved by the relevant body (as described below) and disclosed to our stockholders as required by SEC rules. If the proposed transaction is not an employment arrangement, the transaction must be approved by either (a) the Audit Committee of our Board of Directors, if the transaction is on terms comparable to those that could be obtained in arm's length dealing with an unrelated third party or (b) the disinterested members of our Board of Directors. If the transaction is an employment arrangement, the proposed transaction must be approved by the Compensation Committee. In approving, ratifying or rejecting a related party transaction or relationship, the relevant body considers whether the transaction is on terms comparable to those that could be obtained in arm's length dealings with an unrelated third party. Transactions and relationships that are determined to be related party transactions are disclosed in the Corporation's Proxy Statement in accordance with the requirements of the Exchange Act. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

INFORMATION ON THE COMPENSATION OF DIRECTORS

Fiscal 2015 Director Compensation Table(1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(6)		Total ($)

Christian A. Brickman(2)	—	—	—	—

Katherine Button Bell	82,000	99,981	—	181,981

Marshall E. Eisenberg	135,000	99,981	—	234,981

John R. Golliher(2)(3)	—	—	—	—

Robert R. McMaster	164,000	99,981	—	263,981

John A. Miller	101,000	99,981	—	200,981

Martha J. Miller(4)	19,750	—	—	19,750

Susan R. Mulder(5)	75,068	90,931	—	169,999

Edward W. Rabin	107,000	99,981	—	206,981

Gary G. Winterhalter(2)	—	—	—	—

(1)
During our 2015 fiscal year, we did not award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for, members of our Board of Directors, and our directors did not receive any compensation that would constitute "All Other Compensation."

(2)
Messrs. Brickman, Winterhalter and Golliher did not receive any compensation for their service as a director during our 2015 fiscal year, nor will they receive compensation for such services going forward. Mr. Winterhalter is retiring from the Board and as the Executive Chairman of the Corporation effective as of February 2, 2016.

(3)
Mr. Golliher resigned from the Board effective on October 1, 2015.

(4)
Ms. Miller retired from the Board on November 3, 2014.

(5)
Ms. Mulder was appointed to the Board on November 3, 2014.

(6)
Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation ("ASC 718"). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On October 29, 2014, each director except Ms. Mulder received 3,424 RSUs, which stock award had a grant date fair value equal to $99,981. On the date of her appointment, Ms. Mulder received 3,113 RSUs which had a grant date fair value equal to $90,931. As of September 30, 2015, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Mr. Brickman, 8,059; (b) Ms. Button Bell, 9,124; (c) Mr. Eisenberg, 59,962; (d) Mr. McMaster, 55,705; (e) Mr. Miller, 48,479; (f) Ms. Mulder, 3,113; Mr. Rabin, 50,191. Messrs. Winterhalter and Golliher do not beneficially own any RSUs. None of the directors received a stock option grant as compensation for their service as a director in fiscal 2015. As of September 30, 2015, Mr. Eisenberg had 4,055 option awards outstanding.

Narrative Discussion of Director Compensation Table

        The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table.

Cash Compensation

        In fiscal 2015 and pursuant to the Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy, which we refer to as our Director Compensation Policy, each of our independent directors received an annual cash retainer of $55,000, payable in advance in four quarterly installments. For in-person Board or committee meetings during our 2015 fiscal year, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept, each independent director in attendance received $1,000 per meeting. Additional annual cash retainers were paid to each independent director who served as the Lead Independent Director (Mr. McMaster) or chairperson of the Audit Committee (Mr. McMaster), Compensation Committee (Mr. Rabin), or the Nominating and Corporate Governance Committee (Mr. Eisenberg). This additional retainer was paid in advance in quarterly installments in the following annualized amounts and pro-rated for partial years of service:

Lead Independent Director	$35,000
Audit Committee	$20,000
Compensation Committee	$16,000
Nominating and Corporate Governance Committee	$16,000

Equity-Based Compensation

        Pursuant to our Director Compensation Policy, each independent director was granted an annual equity-based retainer award with a value at the time of issuance of approximately $100,000. For fiscal year 2015, these awards were granted in accordance with the 2010 Omnibus Plan in the form of RSUs that vested on September 30, 2015, the last day of the fiscal year, subject to the director's continued service on the Board on such date. On October 29, 2014, each independent director received an award of 3,424 RSUs except Ms. Miller who retired from the Board on November 3, 2014 and Ms. Mulder who received a prorated award when she was appointed on November 3, 2014. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. Deferred shares are retained by us as deferred stock units that are distributed on the date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director's death or disability.

Stock Ownership and Retention Guidelines

        Pursuant to our minimum stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Lead Independent Director and committee chairpersons and meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of November 12, 2015, all of our independent directors were in compliance with our stock ownership guidelines.

Travel Expense Reimbursement

        Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

COMPENSATION DISCUSSION AND ANALYSIS

        In this section of our Proxy Statement, we explain how our executive compensation programs are designed and operate with respect to the following executive officers (whom we refer to as our "named executive officers"):

  •
  Gary G. Winterhalter, our Chief Executive Officer during a portion of fiscal 2015 and current Executive Chairman (serving until his scheduled retirement on February 2, 2016),

  •
  Christian A. Brickman, our current President and Chief Executive Officer,

  •
  Mark J. Flaherty, our Senior Vice President and Chief Financial Officer,

  •
  John R. Golliher, our former President of Beauty Systems Group LLC during a portion of 2015,

  •
  Matthew O. Haltom, our Senior Vice President, General Counsel and Secretary; and

  •
  Mark G. Spinks, our current President of Beauty Systems Group LLC.

        For a complete understanding of our executive compensation program, this Compensation Discussion and Analysis should be read in conjunction with the Summary Compensation Table and other compensation disclosures included on pages 43-61 of this Proxy Statement.

Executive Overview

Our Business

        We are the largest distributor of professional beauty supplies in the U.S. based on store count. We operate primarily through two business units, Sally Beauty Supply and Beauty Systems Group, or BSG. Through Sally Beauty Supply and BSG (which primarily operates stores under the CosmoProf service mark), we operated a multi-channel platform of 4,792 stores and supplied 175 franchised stores primarily in North America, South America and selected European countries, as of September 30, 2015. Within BSG, we also have one of the largest networks of professional distributor sales consultants in North America, with approximately 958 professional distributor sales consultants who sell directly to salons and salon professionals. Sally Beauty Supply stores target retail consumers and salon professionals, while BSG exclusively targets salons and salon professionals.

Fiscal 2015 Business Highlights

        Fiscal 2015 was a mixed year for the Corporation, customer traffic at our BSG and Sally International businesses was healthy; however, store traffic in the Sally U.S. stores was soft. Some of the key metrics regarding our performance are:

  •
  Consolidated net sales increased 2.2% from fiscal 2014 to $3.8 billion. The impact from unfavorable foreign currency exchange in the 2015 fiscal year was $87.3 million, or 2.3%.

  •
  GAAP net earnings for fiscal 2015 were $235.1 million, which represents a 4.4% decrease over fiscal 2014.

  •
  GAAP diluted earnings per share were $1.49, representing a 1.3% decrease over fiscal 2014.

  •
  Adjusted earnings before share-based compensation, non-recurring items, interest, taxes, depreciation and amortization (EBITDA)* were $612.4 million, representing a 0.2% increase over fiscal 2014.

        Fiscal 2015 saw growth in sales, representing a 2.2% increase over fiscal 2014:

 Growth in sales (in 000's)

        For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP, financial measure, see Exhibit 99.1 to our Form 8-K filed with the SEC on November 12, 2015.

        Our GAAP diluted earnings per share were $1.49, representing a 1.3% decrease over fiscal 2014.

Growth in EPS (in $s)

        Additionally, our adjusted EBITDA* increased 0.2% in fiscal 2015, to $612.4 million.

        For a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP, financial measure, see Exhibit 99.1 to our Form 8-K filed with the SEC on November 12, 2015.

Fiscal 2015 Executive Management Transition

        On January 30, 2015, pursuant to our previously-announced transition plan approved by the Board in April 2014, our Board appointed Mr. Brickman Chief Executive Officer of the Corporation effective as of February 1, 2015, which we refer to as the CEO Transition Date. Mr. Brickman succeeded Mr. Winterhalter as the Corporation's Chief Executive Officer. Mr. Brickman will continue to serve as a member of our Board, subject to his re-election by our stockholders. Also pursuant to the executive transition plan, the Board appointed Mr. Winterhalter as Executive Chairman of the Corporation effective as of the CEO Transition Date. As Executive Chairman, Mr. Winterhalter performed such duties as are customary for that position, as well as any duties reasonably requested by the Chief Executive Officer or our Board. Due to his scheduled retirement on February 2, 2016, Mr. Winterhalter will no longer be a director or Executive Chairman of the Corporation as of the date of the annual meeting.

        On July 31, 2015, Mr. Golliher resigned from his position as President of Beauty Systems Group and our Board appointed Mr. Spinks as President of Beauty Systems Group. Mr. Golliher served the Corporation in his role as director until the effective date of his resignation from the Board, October 1, 2015. In light of Mr. Golliher's resignation and the scheduled resignation of Mr. Winterhalter on February 2, 2016, on October 29, 2015, the Board, acting pursuant to our By-Laws, reduced the size of its membership from nine to seven effective as of February 2, 2016.

2015 Executive Compensation Highlights

  •
  Executive compensation was primarily delivered through a combination of base salary, annual incentives and long-term incentives in the form of stock options and shares of restricted stock. Our program closely links realized compensation to the achievement of financial objectives and increases in the Corporation's stock price. Twenty two percent (22%) of Mr. Brickman's fiscal 2015 target compensation in his role as CEO was performance-based.

  •
  As described above, fiscal 2015 was a challenging year for the Corporation, and we failed to meet certain of the financial performance targets under the annual incentive plan. As a result, all of the named executive officers other than Messrs. Golliher and Spinks earned below-target annual incentive payments for fiscal 2015.

  •
  We increased Mr. Flaherty's base salary by 5% and Mr. Golliher's base salary by 3% to maintain this element of compensation at approximately the median of the market, which is our target market percentile level, and for Mr. Haltom by 12.7% to move his salary closer to the median of the market. In connection with Mr. Brickman's transition to Chief Executive Officer, the Compensation Committee approved an increase in Mr. Brickman's annual salary by 44%, from $660,000 to $950,000, effective as of the CEO Transition Date. In addition, the Compensation Committee increased Mr. Brickman's target annual bonus opportunity under the Corporation's Management Incentive Plan from 80% of his base salary to 100% of his base salary, effective as of the CEO Transition Date. Mr. Winterhalter did not receive a base salary increase in fiscal 2015.

  •
  As part of our regular long-term incentive program, we awarded our named executive officers service-based stock options and service-based shares of restricted stock in amounts consistent with our historical practices. Historically, our named executive officers received their regular annual long-term incentive award in the form of stock options, with restricted stock awards reserved for limited purposes. However, as discussed later in this Compensation Discussion and Analysis, for fiscal 2015, the Compensation Committee changed the structure of the long-term incentive awards for all executive officers other than Mr. Winterhalter, granting two-thirds of the award in the form of stock options and one-third in the form of restricted stock. Mr. Winterhalter received one-half of his award in the form of stock options and one-half in the form of restricted stock.

  •
  In addition to our regular long-term incentive awards, we granted additional restricted stock awards to our named executive officers to promote retention during a time of transition for our management team.

  •
  In October 2015, the Compensation Committee approved a new long-term incentive program, pursuant to which employees at the Vice President level and above received a significant portion (33%) of their fiscal 2016 equity-based compensation in the form of performance-based restricted stock units (PBRSUs) and the remaining portion in the form of time-based stock options (67%).

  •
  In connection with Mr. Spinks promotion to President of Beauty Systems Group on July 31, 2015, the Compensation Committee increased his base salary by 25%, from $300,000 to $375,000, and increased his target annual bonus percentage from 55% of his base salary to 60% of his base salary. In addition, he received an award of 3,354 restricted shares, having an approximate grant date target fair value of $100,000, which award will vest ratably over three years beginning on the first anniversary of the date of grant, subject to Mr. Spinks' continued employment with the Corporation on each applicable vesting date.

  •
  Mr. Golliher and the Corporation entered into a consulting agreement pursuant to which, commencing October 1, 2015, Mr. Golliher will continue to provide significant services and advice to the Corporation in exchange for a monthly consulting fee of $20,833.33.

2015 Compensation Governance Highlights

        We endeavor to maintain good governance standards including with respect to the oversight of our executive compensation policies and practices. The following policies and practices were in effect during fiscal 2015:

✓
The Compensation Committee is composed solely of independent directors who have established channels to communicate with stockholders regarding their executive compensation views.

✓
The Compensation Committee's independent compensation consultant, Frederic W. Cook & Co., Inc., is retained directly by the Compensation Committee and performs no other consulting or other services for us.

✓
The Compensation Committee conducts an annual review and approval of our compensation strategy, including a review of our compensation-related risk profile to assure that compensation-related risks are not reasonably likely to have a material adverse effect on the Corporation.

✓
The Compensation Committee reviews tally sheets in connection with making compensation decisions.

✓
We have a compensation recoupment policy for executives that complies with the Dodd-Frank Act, requiring current and former executives to return incentive compensation that is subsequently determined not to have been earned.

✓
Minimum vesting requirements under our 2010 Omnibus Plan require that, subject to certain limited exceptions, full-value awards either (i) be subject to a minimum vesting period of three years, or one year if the vesting is based on performance criteria, or (ii) be granted solely in exchange for foregone cash compensation.

✓
The exercise price of options granted under our 2010 Omnibus Plan is never less than the closing price of our Common Stock on the date of grant.

✓
We have meaningful stock ownership and retention guidelines for our executive officers, including the named executive officers, and our independent directors.

X
We prohibit all employees and directors from engaging in any margin trading, pledging or hedging transactions with respect to the Corporation's stock.

X
We do not provide "single trigger" change-in-control severance benefits. Our equity plans provide for "double trigger" change-in-control vesting for awards assumed by the surviving company. We do not provide Section 280G excise tax "gross-ups."

X
The change in control definition contained in our 2010 Omnibus Plan and severance agreements is not a "liberal" definition that would be activated on mere stockholder approval of a transaction.

X
We do not provide excessive perquisites. Our named executive officers participate in the same benefit programs at the same cost as other salaried employees, and receive only minimal perquisites, consisting of reimbursement for an annual physical and, in limited situations, reimbursement for relocation expenses and health insurance premiums (upon hire and only prior to eligibility for coverage under the Corporation's group health plans).

X
We do not provide tax "gross-ups" for perquisites or other benefits provided to our executive officers, other than in the case of reimbursement of certain new-hire relocation and health insurance expenses.

X
Our plans prohibit the repricing of stock options without stockholder approval.

Philosophy/Objectives of Executive Compensation

        Our Compensation Committee has developed the following set of objectives to guide the design of our executive officer compensation plans and practices, including those for our named executive officers. The Compensation Committee considers these objectives when making decisions regarding the forms, mix and amounts of compensation paid to our executive officers:

•
Attract, motivate and retain highly qualified individuals. To assure that our compensation arrangements remain competitive with the compensation paid by other employers who compete with us for talent, the Compensation Committee considers peer group information as one input in its decision-making process. In fiscal 2015, we targeted our compensation program to provide total direct compensation opportunities for our named executive officers at approximately the median of our peer group. The Compensation Committee uses its judgment to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer's performance, responsibilities, experience and expected future contributions.
•
Align the interests of our executive officers more closely with those of our stockholders. The compensation program for our executives is weighted toward performance-based compensation, with base salary generally being the only component of an executive officer's direct compensation that is fixed each year. Other components, including annual bonus and long-term incentive compensation, are subject to the achievement of financial and strategic business objectives and/or increases in stock price. The Compensation Committee believes this performance-driven compensation will promote our long-term success and lead to increased stockholder returns.
•
Manage risk by balancing the time horizon of incentive compensation. Our compensation program is balanced between short and long-term performance objectives, but always with a view to achieving long-term value for our stockholders. This structure, together with our compensation recoupment policy, encourages and rewards sustained superior performance.

        We believe our compensation program provides a balanced and stable foundation for achieving our intended objectives. Our compensation philosophy emphasizes team effort, which we believe fosters rapid adjustment and adaptation to fast-changing market conditions and helps to not only achieve our short-term and long-term goals, but also aligns the interests of our management team with those of the Corporation and our stockholders.

Internal Equity

        Internal equity is one factor of many that the Compensation Committee considers in establishing compensation for our executives. While there is no formal policy, the Compensation Committee reviews compensation levels to ensure that appropriate parity exists. The differences in compensation levels among our named executive officers reflect the significant variations in their relative responsibilities. The responsibilities of the Chief Executive Officer for management and oversight of a global enterprise are significantly higher than those of our other named executive officers. As a result, the pay level for our Chief Executive Officer is commensurately higher than the pay for other officer positions.

Management of Compensation-Related Risk

        We have designed our compensation programs to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing a variety of performance measures;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
• • •
An assortment of vehicles for delivering
compensation, including cash and equity
based incentives with different time
horizons, to focus our executives on specific
objectives that help us achieve our business
plan and create an alignment with long-term
stockholder interests;

A compensation recoupment policy, as
described on page 15;

Standardized equity grant procedures; and
•	Stock ownership and retention guidelines applicable to all executive officers.

Processes for Determining Executive Compensation

        The Compensation Committee continues to review each element of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Compensation Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

Role of Independent Compensation Consultant

        The Compensation Committee retained the services of an independent consultant, Cook, to assist in its review of our management and non-employee director compensation levels and programs. As part of this engagement, Cook assisted the Compensation Committee in the design of our current compensation program for executives, and continues to advise the Compensation Committee on the program. The Compensation Committee has directly engaged Cook to assist with these same services for fiscal 2015, based on Cook's experience, expertise and familiarity with our company. Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Compensation Committee's executive compensation consultant.

Conflicts of Interest Assessment

        The Compensation Committee determined that the work of Cook did not raise any conflicts of interest in fiscal 2015. In making this assessment, the Compensation Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that Cook does not provide any other services to the Corporation, the level of fees received from the Corporation as a percentage of Cook's total revenue, policies and procedures employed by Cook to prevent conflicts of interest, and whether the individual

Cook advisers to the Compensation Committee own any stock of the Corporation or have any business or personal relationships with members of the Compensation Committee or our executive officers.

Market Data/Benchmarking

        Cook assisted the Compensation Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of general industrial companies.

        The following 12 specialty retail companies comprised our peer group for fiscal 2015, which we refer to as our "peer companies" or "peer group:"

Advance Auto Parts, Inc.	Fred's, Inc.	Stage Stores, Inc.
Dick's Sporting Goods, Inc.	O'Reilly Automotive, Inc.	Stein Mart, Inc.
Dollar Tree, Inc.	PetSmart, Inc.	Tractor Supply Company
Family Dollar Stores, Inc.	The Sherwin-Williams Company	Williams-Sonoma, Inc.

The Compensation Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. In terms of size, our revenues and our market capitalization approximated the 25th percentile of these peer companies. The peer group is the same as the peer group for fiscal 2014.

Role of Management

        The Compensation Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. In particular, our Chief Executive Officer recommends to the Compensation Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive's experience, as well as our Chief Executive Officer's view as to the strategic importance of that executive's role, knowledge and performance. Our Chief Executive Officer's unique insight into our business and day-to-day interaction with our senior executives provides a valuable resource to the Compensation Committee with respect to our executive compensation programs. In addition, the Compensation Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for fiscal 2015 annual incentive compensation awards.

        Our Chief Executive Officer as well as other members of management generally attend Compensation Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Compensation Committee concerning his or her own compensation. The Compensation Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Compensation Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Compensation Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

        In fiscal 2015, management also retained the services of a compensation consultant, Mercer (US) Inc., to provide support to the Corporation with respect to the design of its new long-term incentive program implemented in fiscal year 2016 (as described later in this Compensation Discussion and Analysis). Mercer advised management with respect to the various structures, design and elements of a long-term incentive based program that are consistent with the market. The Compensation

Committee was aware of Mercer's services provided to management; however, management defined and authorized the work.

Experience of our Compensation Committee

        The Chair of our Compensation Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Compensation Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Compensation Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

Total Compensation Review

        As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in fiscal 2015, the Compensation Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

  •
  compensation for the last four fiscal years;

  •
  length of service with us;

  •
  the types and amounts of long-term incentive awards granted in the previous four fiscal years;

  •
  the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;

  •
  the proceeds realized from option exercises during the last four fiscal years;

  •
  perquisites and other compensation paid in the previous fiscal year; and

  •
  the severance and other payments that he or she would receive upon the occurrence of certain events, taking into account the proposed compensation to be paid to such executive officer for the new fiscal year.

        The Compensation Committee believes that this comprehensive annual review is important to an understanding of the total compensation paid and, in certain circumstances, payable to, our executive officers. The Compensation Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation objectives. Based on its review for fiscal 2015, the Compensation Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

        The Compensation Committee strives to make decisions on each element of executive compensation within the context of an officer's entire compensation package, meaning that a decision on one pay element (such as base salary) impacts decisions made on other pay elements (such as annual and long-term incentives). Based upon input received from Cook, the Compensation Committee believes that this program balances both the mix of cash and equity compensation, the mix of currently-paid and longer-term compensation, and the security of severance and change-in-control benefits in a way that furthers the compensation objectives discussed above.

Compensation Components for Fiscal 2015

        The following are the principal elements of the fiscal 2015 compensation program for our executive officers, including our named executive officers, each of which are described in greater detail following the chart:

Element	Form of Compensation	Purpose	Performance Criteria	Actions Taken in Fiscal 2015
Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for increases.	Increases as follows: Mr. Golliher, 3% Mr. Flaherty, 5% Mr. Haltom, 12.7% Mr. Brickman, 44% Mr. Spinks, 25% No increase for Mr. Winterhalter.
Annual Incentive Bonus	Cash	Communicating and driving achievement of strategic short-term objectives that are important to our sustained success and stock value.	Funded based on sales, adjusted EBITDA and working capital goals, with potential adjustment based on individual performance, as discussed on pages 32-36. The AIP financial performance targets for fiscal 2015 are set forth in the table on pages 33-35.	Each of the named executive officers earned between 53% and 104% of target based on achievement of performance goals. No discretionary adjustments to bonus payments were made based on individual performance.
Long-Term Incentive Awards	Stock Options Restricted Stock	Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions and encouraging an equity stake in the Corporation, and aligning their interests with those of our stockholders. Also encouraging officer retention through multi-year vesting requirements.	Value for options requires sustained increases in common stock price over the life of the option (maximum ten-year period). Value of restricted stock rewards at vesting tied to Company stock price.	Each of the named executive officers received stock options and shares of restricted stock (2/3rd/1/3rd value mix) that vest over a 4 year period, except for Mr. Winterhalter whose value mix was 50/50.

        The Corporation also provides the following elements of compensation:

Element	Form of Compensation	Purpose
Health and welfare plans	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Corporation, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executives.
Retirement Plan	Eligibility to participate in, and receive Corporation contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.
Perquisites	Reimbursement for annual physical.	Promoting the good health of our executives.
Limited Sign-On Payments and Benefits	Sign-on cash bonus and certain perquisites:

• Reimbursement of relocation expenses in limited situations.

• Reimbursement of health insurance premiums only upon hire and prior to eligibility for coverage in Corporation's group health plans in limited situations.

Provide a competitive sign-on package that attracts and retains skilled management.
Limited Non-Change-in-Control Severance Protection	For our Executive Chairman, payment of base salary through the remainder of the transition period and medical and dental insurance until his eligibility for Medicare.	Promote retention during a period of transition for our management team.
Change-in-Control Severance Protection	Eligibility to receive cash severance (1.99 times base salary) and post-termination health benefits (24 months) in connection with involuntary termination within two years after a change of control.	Providing a competitive compensation package for retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Corporation.

Base Salary

        The Compensation Committee determines the base salary for each of our named executive officers on an annual basis (unless market conditions or changes in responsibilities merit mid-year changes) and targets base salaries at or near the median of the companies in our peer group. The Compensation Committee uses its judgment to vary executive officer pay within the targeted range and from the targeted range based on various factors, such as an executive officer's performance and responsibilities.

        In evaluating each executive officer's performance in his position with us, the Compensation Committee relies primarily on our Chief Executive Officer's performance review of each executive officer other than himself. The subjective factors considered by our Chief Executive Officer primarily consist of whether the executive officer met the developmental and operational goals set for him or her and the financial performance within the executive officer's area of responsibility.

        In September 2014, the Compensation Committee reviewed market data on our peer companies to determine whether any significant changes to the base salaries for our executive officers were needed for fiscal 2015 to align our executive team with the market. Except as noted below, the Compensation Committee did not materially increase the base salary levels of the named executive officers (increases ranged from 0.0% to 5.00% with adjustments to reflect executive performance and to move executive salaries closer to the targeted competitive position):

  •
  Mr. Brickman received an increase of 44%, from $660,000 to $950,000 in connection with his promotion from Chief Operating Officer to Chief Executive Officer on February 1, 2015 and in recognition of his effective handling of his increasing role and responsibilities in connection with such transition;

  •
  Mr. Haltom received an increase of 12.7%, from $355,000 to $400,000, to align his compensation to the market rate as he continued to develop well in his role as Senior Vice President, General Counsel and Secretary following his promotion to that role in fiscal 2013; and

  •
  Mr. Spinks base salary received an increase of 25%, from $300,000 to $375,000, to target approximately the 25th percentile of market in reflection of his transition into the role of head of a business segment.

        The annual base salary for each of our other named executive officers increased as follows: Mr. Flaherty, $475,000 to $498,750; Mr. Golliher, $475,000 to $489,250. Mr. Winterhalter's base salary remained unchanged at $1,000,000.

        The Compensation Committee believes that the base salaries paid to our named executive officers during fiscal 2015 were appropriate to facilitate our ability to retain and motivate such officers and were competitive with those offered by our peer companies. For the base salaries paid to our named executive officers during fiscal 2015, please see the "Summary Compensation Table" on page 43 of this Proxy Statement.

Annual Cash Incentive Bonus

        AIP.    For fiscal 2015, annual cash incentive bonuses for our named executive officers were made pursuant to the Sally Beauty Holdings,  Inc. Annual Incentive Plan, which we refer to as the AIP, which operates as a sub-plan of the 2010 Omnibus Plan. The AIP is designed to function as a "plan within a plan" in order to preserve deductibility under Section 162(m) of the Internal Revenue Code, while giving the Compensation Committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The "outer layer" component of the AIP is entirely objective. No bonuses will be payable under the AIP unless we achieve positive operating income for the year, as reflected in our audited consolidated financial statements. If we achieve this threshold financial goal for the year, our Chief Executive Officer's maximum award is 1% of such operating income and each other named executive officer's maximum award is 0.5% of such operating income, which we refer to as the "Section 162(m) maximum awards." As the "inner layer" component of the AIP, at the beginning of each year the Compensation Committee establishes other financial, operational and/or individual performance goals for each executive officer that will be used to determine actual bonus amounts that are below the officer's Section 162(m) maximum award. The Compensation Committee in effect uses "negative discretion" to reduce the Section 162(m) maximum awards, as it deems appropriate, based on our financial performance relative to these pre-determined goals and based on the Compensation Committee's more subjective evaluation of financial, operational and individual performance.

        Award Opportunities.    Consistent with the above approach, the Compensation Committee established certain performance criteria for each named executive officer which, if satisfied, would enable him to earn a target-level (below maximum) award under the AIP for fiscal 2015 (we refer to these "inner layer" performance criteria as the AIP criteria). These AIP criteria are factors used by the Compensation Committee in exercising its discretion to appropriately size the AIP bonuses, if any, to an amount that is below the Section 162(m) maximum award amount, as described above.

        Our Chief Executive Officer made recommendations to the Compensation Committee as to the percentage of each named executive officer's base salary (other than himself) to be used as his target-level award under the AIP, based on job responsibilities and peer group data provided by Cook. The Compensation Committee made the determination as to the percentage of the Chief Executive Officer's base salary to be used for his target-level award under the AIP, based on his job responsibilities and the peer group data provided by Cook. With the exception of Mr. Brickman, whose bonus target was 80% of his base salary until the time of his appointment as Chief Executive Officer, and Mr. Spinks, whose bonus target was 55% at the beginning of fiscal 2015, the bonus targets for our named executive officers for fiscal 2015 were the same as for fiscal 2014 and fiscal 2013: 100% of base salary for Mr. Winterhalter and 60% of base salary for our other named executive officers. At the time of Mr. Brickman's appointment as Chief Executive Officer, his bonus target was increased to 100% of his base salary. At the time of Mr. Spinks' promotion to President of Beauty Systems Group LLC his bonus target was increased to 60% of his base salary.

        The AIP is designed so that if we achieve the AIP financial performance targets (as discussed below), the executive is eligible to earn 100% of his target bonus award. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as 2.5% of the target award, subject to the discretion of the Compensation Committee to make adjustments as described below. If we exceed the AIP financial performance targets, each named executive officer is eligible to earn an AIP bonus in an amount up to 200% of his target award, not to exceed the designated individual award limit. We refer to these higher amounts as the "AIP maximum awards," as distinguished from the Section 162(m) maximum awards.

        AIP Financial Performance Criteria.    In establishing the performance objectives for fiscal 2015, the Compensation Committee determined that the primary emphasis should be on financial performance objectives. Accordingly, in order for an executive to receive 100% of his AIP target bonus, the target level of financial performance must be achieved, subject to a potential adjustment based on individual performance, as described below.

        For fiscal 2015, the AIP financial criteria consisted of the following three performance metrics, which were measured with reference to our annual operating plan. For shared services officers (Messrs. Brickman, Winterhalter, Flaherty, and Haltom), these metrics were expressed on the consolidated level as made up by individual reporting units. For heads of a business unit (Messrs. Golliher and Spinks), these metrics were expressed as that segment's portion of our annual operating plan. The percentage weighting of the various financial metrics represents the Compensation Committee's determination regarding the relative importance of each metric to our overall financial performance.

  •
  Sales (30%).  Sales, excluding unbudgeted acquisitions, measures our growth. It is a valuable measure in determining incentive compensation, as it provides consistency and comparability in our financial reporting and therefore links the compensation of our executive officers with our growth objectives.

  •
  Adjusted EBITDA (50%).  Adjusted EBITDA, excluding unbudgeted acquisitions, provides a meaningful measure of our ability to meet our future debt service, capital expenditures and working capital requirements. For incentive award purposes, we calculate adjusted EBITDA in the same manner as we publicly report this non-GAAP financial measure to the public in our quarterly earnings releases.

  •
  Working Capital (20%).  Working capital (expressed as a percentage of sales) provides a meaningful measure of the capital employed in our business. We use this measure as a means to reward employees for decreasing the level of capital needed to effectively run the business so that any additional cash could be used for other value-creating purposes, such as the repayment of debt, acquisitions, or opening additional stores. We define this working capital target as the 12-month average value of inventory and accounts receivable, minus accounts payable, expressed as a percentage of sales for the corresponding fiscal year period.

        In setting the financial performance targets for the AIP, the Compensation Committee reviewed our financial projections for fiscal 2015 with Mr. Winterhalter and Mr. Flaherty. For fiscal 2015, the AIP financial performance targets were as follows:

	Sales(1)	Adjusted EBITDA(1)	Working Capital(1)

Messrs. Brickman, Winterhalter, Flaherty and Haltom	$3.913 billion (weighted 30%)	$641.3 million (weighted 50%)	14.88% of Sally North America 17.85% of BSG North America 26.22% of Sally International 30.05% of BSG International (weighted 20%)

Mr. Golliher and Mr. Spinks	$1.496 billion of BSG (weighted 30%)	$255.7 million of BSG (weighted 50%)	19.56% of BSG Canada 17.70% of BSG USA 30.05% of BSG International (weighted 20%)

(1)
Based on consolidated results, except as noted.

        As noted above, if we achieve target-level financial performance, the executives are eligible to earn 100% of their target AIP bonus awards. Financial performance at below-target levels (subject to a threshold of 96.1% of target performance for each metric) would result in awards as low as approximately 2.5% of the target award, except that, as discussed below, the Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award based upon a subjective assessment of the individual's performance. The named executive officers were eligible to earn bonuses in excess of the target awards (up to the AIP maximum awards stated above) to the extent that performance against the financial goals exceeded target performance. AIP maximum awards could be earned if:

  •
  we, or the applicable business unit, had achieved 104% or greater (domestically) or 108% or greater (internationally) of the target amount of sales for fiscal 2015,

  •
  we, or the applicable business unit, had achieved 108% or greater of the target amount of adjusted EBITDA for fiscal 2015, and

  •
  with respect to Messrs. Brickman, Winterhalter, Flaherty and Haltom, one or more of the following had occurred: Sally North America's working capital as a percentage of sales for fiscal 2015 had been 14.88% or below, BSG North America's working capital as a percentage of sales for fiscal 2015 had been 17.85% or below, Sally International's working capital as a percentage of sales for fiscal 2015 had been 26.22% or below or BSG International's working capital as a percentage of sales for fiscal 2015 had been 30.05% or below, or with respect to Mr. Golliher and Mr. Spinks, one or more of the following had occurred: BSG Canada's working capital as a percentage of sales for fiscal 2015 had been 19.56% or below, BSG USA's working capital as a percentage of sales for fiscal 2015 had been 17.70% or below, or BSG International's working capital as a percentage of sales for fiscal 2015 had been 30.05% or below.

        When performance for a given financial metric exceeds target, the payout between target and maximum award opportunity for that metric is determined by straight-line interpolation. For example, based on the following chart, sales performance of 102.38% of target would translate into a payout percentage of 159.50%. If the sales component is weighted at 30% of the bonus opportunity, the weighted payout for that metric would equate to 47.85% of the total target bonus opportunity for that participant:

Sales target

Objective	Payout Percentage

104% or above	200%

103%	175%

102%	150%

101%	125%

100%	100%

99%	75%

98%	50%

97%	25%

96% or below	0%

        Individual Performance.    In order to provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Compensation Committee does not list specific individual performance objectives for individual officers under the AIP. Instead, the Compensation Committee has the ability to use its qualitative judgment to reduce or increase the dollar value of an individual officer's AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed the Section 162(m) maximum award for such individual.

        Determination of Fiscal 2015 Awards.    In its September and October 2015 meetings, the Compensation Committee reviewed the 2015 fiscal year business results and determined whether and to what extent the AIP criteria were met. During this review, the Compensation Committee met with Mr. Brickman to discuss his performance reviews of the other named executive officers and with the Lead Independent Director of the Board to discuss the Board's review of Mr. Brickman (without Mr. Brickman being present). Pursuant to Mr. Brickman's offer letter, as part of his sign-on package, 50% of his target annual bonus opportunity was guaranteed. The Compensation Committee did not adjust AIP payouts for individual performance for any of the named executive officers for fiscal 2015.

        The amounts by which the financial performance targets under the AIP were achieved for each metric, and the resulting payout factors, are illustrated in the following table. The amounts by which the financial performance targets under the AIP were achieved for each metric, and the resulting payout factors, are illustrated in the following table.*

	Sales		Adjusted EBITDA		Working Capital		Aggregate Payout

	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	Weighted Achievement %	Weighted Payout %	As % of Target Bonus	As % of Base Salary

Mr. Brickman	99.63%	23.11%	96.35%	17.00%	100.18%	13.19%	53.30%	53%

Mr. Brickman	99.63%	23.11%	96.35%	17.00%	100.18%	13.19%	53.30%	43%

Mr. Winterhalter	99.63%	23.11%	96.35%	17.00%	100.18%	13.19%	53.30%	53%

Mr. Flaherty	99.63%	23.11%	96.35%	17.00%	100.18%	13.19%	53.30%	32%

Mr. Golliher	101.40%	39.29%	102.22%	62.73%	99.02%	1.70%	103.72%	62%

Mr. Haltom	99.63%	23.11%	96.35%	17.00%	100.18%	13.19%	53.30%	32%

Mr. Spinks	101.40%	39.29%	102.22%	62.73%	99.02%	1.70%	103.72%	62%

Mr. Spinks	101.40%	39.29%	102.22%	62.73%	99.02%	1.70%	103.72%	57%

        The table below shows the payout opportunities and actual payouts under the AIP for the named executive officers* for fiscal 2015:

	AIP Target as a % of Salary	AIP Target Award ($)	FY15 Actual AIP Award ($)	AIP Actual Award as a % of Salary

Mr. Brickman	100%	629,863	335,717	53%

Mr. Brickman	80%	177,929	94,836	43%

Mr. Winterhalter	100%	1,000,000	533,000	53%

Mr. Flaherty	60%	298,547	159,126	32%

Mr. Golliher	60%	293,128	304,033	62%

Mr. Haltom	60%	238,668	127,210	32%

Mr. Spinks	60%	38,219	39,641	62%

Mr. Spinks	55%	136,973	142,068	57%

*
reflects payouts at different percentages prior to promotion as described herein

  Equity-Based Long-Term Incentive Compensation

        Historically, our named executive officers received their regular annual long-term incentive award in the form of stock options, with restricted stock awards reserved for limited purposes. For fiscal 2015, however, with the exception of Mr. Winterhalter, each of our named executive officers received a mix of stock options (2/3) and restricted stock (1/3). Mr. Winterhalter received one-half of his award in the form of stock options and one-half in the form of restricted stock in connection with his negotiated transition agreement. The Compensation Committee changed the structure of the long-term incentive awards in order to foster retention during our management transition period with the addition of the restricted stock grants, as well as to begin the transition to a performance share program for fiscal year 2016, as described later in this Compensation Discussion and Analysis. Because the benefits of stock options are dependent on the appreciation of the price of our Common Stock, such awards create a strong financial incentive for meeting or exceeding our long-term financial goals and increasing stockholder return. In addition, the options become exercisable in increments over a three-year term, requiring our executives to remain employed for a significant period in order to realize any value for their options. Restricted stock awards increase in value as our stock price appreciates, while also enhancing retention. The Compensation Committee evaluates whether this component of our compensation program is appropriate given our capital structure and evolving business strategy (as discussed with Cook) given the goal of providing assurance that our equity program properly motivates and retains our key employees.

        Grant Practices for Equity-Based Awards.    The Compensation Committee's policy is to grant equity awards on the same day it approves the grant. Options have an exercise price equal to the closing price of our Common Stock on the date of grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Compensation Committee intends to grant equity awards to its executive officers once a year, and such grants will generally be made at the same time that the Compensation Committee approves the annual bonus award targets under the annual bonus plan for the fiscal year. These actions will generally occur within the first month of the fiscal year. Equity grants are currently made under the 2010 Omnibus Plan.

        Our SVP and Chief Human Resources Officer recommends to our Chief Executive Officer the number of options or other equity awards to be granted to certain key employees using a value concept based upon Adjusted EBITDA growth, as well as consideration of each individual's rate of base salary and the dollar value of the proposed award as a percentage of base salary and market value. Our Chief Executive Officer then makes a grant recommendation for each of the proposed grantees, including the named executive officers other than himself, to the Compensation Committee based on consideration of the value of the grants that the individual received in prior years, the competitive market data provided by Cook and his views as to the individual's expected future contribution to our business results. The Chairman of the Compensation Committee of the Board of Directors recommends to the Compensation Committee the Chief Executive Officer's proposed equity grant based on his review of competitive market data provided by Cook. For fiscal year 2015, Mr. Brickman's long-term incentive award had a grant date target value equal to 75% of the grant date value of the long-term incentive award granted to Mr. Winterhalter in the ordinary course in his capacity as Chief Executive Officer, as provided in Mr. Brickman's offer letter. The Compensation Committee is ultimately responsible for determining the number of options or shares to be awarded and for approving each grant. In making this determination, the Compensation Committee considers the recommendations of the Chief Executive Officer, the long-term incentive opportunity market data provided by Cook, and the competitive data provided by Cook regarding aggregate share usage and costs associated with equity grants.

        Fiscal 2015 Equity Awards.    Consistent with its equity grant policy, in October 2014, the Compensation Committee granted stock options and shares of restricted stock to each of our named executive officers. In addition, Mr. Spinks received a grant of shares of restricted stock in July 2015 in connection with his promotion.

        The Compensation Committee sets an aggregate long-term incentive budget to determine the total amount of equity awards that may be awarded in any fiscal year. The Compensation Committee determines the budget after discussions with Cook and management and a review of peer group practices, evaluation of prior year performance and the projected impact to our net income. Based upon input received from Cook, the Compensation Committee believes that the terms and conditions of the 2015 equity awards, as well as the size of the grants, were within the range of peer group practice.

        For more information regarding the equity-based awards granted to our named executive officers during fiscal 2015, please see the "Grants of Plan-Based Awards For Fiscal 2015" table on page 45 of this Proxy Statement.

  Benefits and Perquisites

        Our named executive officers are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, life insurance, and disability plans. In addition, our named executive officers (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our named executive officers. Under the 401(k) plan, our employees may contribute, on a pre-tax basis, up to 50% of eligible compensation, subject to Internal Revenue Code limitations. We match each employee's contribution, including our named executive officers, at a rate of 100% on the first 4% of the employee's eligible compensation. Employees are immediately vested in the matching contributions made by us. Our 401(k) plan also has a profit sharing component, which is 100% funded by us and is determined annually by the Compensation Committee. Employees are vested in our profit sharing contributions after 3 full years of employment. For fiscal 2015, the Compensation Committee reviewed the contributions of our employees to our financial performance and determined that a company contribution of approximately 1% of eligible compensation was an appropriate profit-sharing contribution.

        Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited benefits and perquisites. All perquisites for executive officers must be approved by the Compensation Committee.

        The Compensation Committee believes that offering the above-described benefits and perquisites to our named executive officers is consistent with the terms and benefits offered by other similarly-situated public companies, and enhances our ability to retain our named executive officers. Given the fact that these items represent a relatively insignificant portion of our named executive officers' total compensation, the availability of such items does not materially influence the decisions made by the Compensation Committee with respect to the other elements of the total compensation payable to our named executive officers.

Post-Termination Benefits

        Change-in-Control Agreements.    Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our senior executive officers to remain employed with the Corporation during an important time when their prospects for continued employment can be uncertain, we have entered into change-in-control agreements only with our senior executive officers, Messrs. Winterhalter, Brickman, Flaherty, Golliher, Haltom, Spinks and Walker, which provide payments and benefits in the event of the executive's termination of employment by the Corporation without cause or by the executive for "good reason" within two years following a change in control. Because a termination by the executive for good reason is effectively a "constructive termination" by the Corporation without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Compensation Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executives focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and (consistent with the recommendation of our Chief Executive Officer) were necessary to retain and recruit our senior executives. The Compensation Committee also deemed it important from a retention perspective to treat all of the named executive officers similarly with respect to their change-in-control arrangements, except that on October 29, 2012, Mr. Winterhalter's agreement was amended so that the Corporation's medical and dental insurance will remain available to him until his eligibility for Medicare in the event of his termination without cause or for good reason or his retirement, with the Board's approval, within two years after a change in control. As a result of Mr. Winterhalter's scheduled retirement on February 2, 2016, his severance agreement will terminate on that date according to its terms.

        Treatment of Equity Awards upon Change in Control.    Under the terms of our Sally Beauty Holdings, Inc. 2007 Omnibus Incentive Plan (the "2007 Omnibus Plan") and our 2010 Omnibus Plan, stock option and restricted stock awards have "double trigger" change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder's involuntary separation from service within two years following the change in control, or such other period specified by the Compensation Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. This vesting approach aids in our ability to retain key executives during the critical time leading up to and following a change in control.

        Transition Agreement with Mr. Winterhalter.    On April 25, 2014, we entered into a transition agreement with Mr. Winterhalter to provide for an orderly transition of duties, responsibilities and authority from Mr. Winterhalter to our new Chief Executive Officer, Mr. Brickman, and to set forth the compensation arrangement between us and Mr. Winterhalter during and as a result of this transition period. The Compensation Committee deemed it important to provide these severance benefits in order to encourage retention during an important transition period. The transition agreement, which provides for certain severance benefits upon involuntary termination in situations that do not involve a change of control, will be terminated on February 2, 2016 pursuant to its terms, as a result of Mr. Winterhalter's decision to retire on that date.

        In connection with his retirement, the Corporation has agreed that Mr. Winterhalter will receive the severance and group medical benefits that he would have been entitled to receive in the event of a termination by the Corporation without cause in fiscal year 2016. Under this arrangement, Mr. Winterhalter will (a) receive a lump sum payment equal to the balance of his base salary that would have been paid to him for the remainder of fiscal year 2016, (b) be eligible to receive an annual bonus for fiscal year 2016 equal to the bonus, if any, that would have been earned by him if he had remained employed on the normal payment date of such bonus, based on actual performance under applicable financial metrics and (c) be provided with certain medical and dental coverage benefits until he is eligible for Medicare. In addition, the Corporation will reimburse Mr. Winterhalter up to a maximum of $30,000 for reasonable legal fees and related expenses incurred by him in connection with the review of his retirement arrangement.

Material Changes in 2016 Compensation Program

        In October 2015, the Compensation Committee approved a new long-term incentive program, pursuant to which employees at the Vice President level and above received a significant portion (33%) of their fiscal 2016 equity-based compensation in the form of performance-based restricted stock units (PBRSUs) and the remaining portion in the form of time-based stock options (67%). The PBRSUs are eligible to vest following the conclusion of a three-year performance period based on the level of achievement of goals related to sales growth and return on invested capital (ROIC) over such three-year period. The Compensation Committee established threshold, target and maximum performance levels for both sales growth and ROIC, where achievement at the threshold, target and maximum performance level results in 50%, 100% and 200% , respectively, of the PBRSUs becoming vested. The stock options vest ratably over the three year period beginning September 30, 2016.

Stock Ownership and Retention Guidelines

        Consistent with our commitment to aligning the interests of our executives with stockholders, the Nominating and Corporate Governance Committee of our Board of Directors has adopted stock ownership guidelines which apply to our executives at the vice president level and above. Pursuant to these guidelines, executives are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive's level in the Corporation. Vested stock options count towards the grantee's stock ownership totals, with each option counting as one share of stock owned. Unvested stock options and restricted shares (stock for which restrictions have not lapsed) do not count as stock owned under the guidelines. The executive officer stock ownership guidelines, as applicable to the named executive officers, are as follows:

Chief Executive Officer	Five times annual base salary
Senior Vice Presidents	Three times annual base salary
Vice Presidents	One time annual base salary

        Until such time as the officer reaches his or her equity ownership guideline, the officer will be required to retain that percentage of the shares of Common Stock received upon lapse of the restrictions upon restricted stock and upon exercise of stock options (net of any shares utilized to pay for the exercise price of the option and tax withholding) as set forth below:

Retention Requirement
Chief Executive Officer	100%
Senior Vice Presidents	50%
Vice Presidents	50%

        Because officers must retain a percentage of shares resulting from any exercise of stock options or the lapsing of restrictions upon restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of December 4, 2015, all of our executive officers were in compliance with our equity ownership guidelines (other than Mr. Winterhalter who, per the executive management transition plan, transitioned to the role of Executive Chairman on February 1, 2015).

        The Compensation Committee may in the future consider an executive's achievement of the guideline stock ownership targets in its award of further equity grants.

        Beginning in fiscal year 2013, we instituted stock ownership and retention guidelines for our independent directors, as further described on page 21 of this Proxy Statement.

Use of Pre-Approved Trading Plans

        We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us has not been publicly released. These plans include specific instructions for the broker to exercise options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan. Generally, when our executive officers trade under these plans they are publicly disclosed in Section 16 filings with the SEC. Five of our named executive officers

(Messrs. Winterhalter, Flaherty, Spinks and Haltom) had Rule 10b5-1 sale plans in place during fiscal 2015.

Policy Against Margin Trading, Pledging or Hedging Company Stock

        Certain forms of margin trading, pledging, hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Corporation's other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions.

Deductibility of Compensation

        Section 162(m) of the Internal Revenue Code limits the deductibility for federal income tax purposes of compensation paid to our named executive officers (other than our Chief Financial Officer). Under Section 162(m), compensation paid to each of these officers in excess of $1,000,000 per year is deductible by us only if it is "performance-based." The Compensation Committee believes that tax deductibility of compensation is an important consideration in establishing our executives' compensation. For example, the 2010 Omnibus Plan is designed to allow the Compensation Committee to grant awards that may qualify for the performance-based compensation exemption from Section 162(m), such as stock options, and the AIP, as a subplan of the 2010 Omnibus Plan, also allows annual cash incentive awards that may qualify as performance-based compensation. A number of requirements must be met for particular compensation to so qualify, however, so there can be no assurance that any compensation awarded will be fully deductible under all circumstances. Also, with the goal of providing a compensation program that enhances stockholder value, the Compensation Committee reserves flexibility to approve compensation arrangements that are not fully tax deductible by us.

Consideration of Most Recent Advisory Stockholder Vote on Executive Compensation

        At the annual meeting of stockholders on January 28, 2011, our stockholders expressed a preference that advisory votes on executive compensation occur every three years. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every three years until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2017 annual meeting. Therefore, an advisory vote on executive compensation was held at the 2014 annual meeting and 99% of the shares voted were cast in support of the compensation of the Corporation's named executive officers. The Compensation Committee appreciates and values the views of our stockholders. As part of its compensation review, the Compensation Committee considered both the results of the 2014 advisory vote on executive compensation and feedback from our stockholders, and concluded that the compensation paid to our executive officers and the Corporations' overall executive pay practices have strong stockholder support and have been effective in implementing the Corporation's stated compensation philosophy and objectives. The Compensation Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Compensation Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Compensation Committee or the Board. Please refer to "Stockholder — Director Communications" on page 13 for information about communicating with the Board.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by the Compensation Committee
Edward W. Rabin (Chair) Katherine Button Bell Marshall E. Eisenberg Susan R. Mulder

        The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Corporation under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

Summary Compensation Table

        The following table contains compensation information for our named executive officers. The information included in this table reflects compensation earned by the named executive officers for services rendered to us for the years ended September 30, 2015, September 30, 2014 and September 30, 2013.

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)		Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation (4)($)	All Other Compensation ($)(5)	Total ($)
Gary G. Winterhalter	2015	1,000,000		1,424,960	1,425,147	533,200	14,291	4,397,398
Executive Chairman(10)	2014	1,000,000		3,499,957	3,283,989	388,800	23,346	8,196,092
	2013	997,077		1,084,064	3,387,480	441,379	13,904	5,923,904
Christian A. Brickman	2015	844,038		712,480	1,425,147	430,553	6,638	3,418,856
President and Chief Executive Officer(6)	2014	250,327	(7)	2,199,902	1,099,499	—	262,315	3,812,043
Mark J. Flaherty	2015	496,923		458,440	566,712	159,126	14,374	1,695,575
Senior Vice President and	2014	473,822		—	979,535	110,622	13,928	1,577,907
Chief Financial Officer	2013	458,320		350,001	1,029,749	121,733	13,780	1,973,583
John R. Golliher	2015	488,154		575,240	566,712	304,033	20,201	1,954,340
Former President, Beauty	2014	473,822		—	979,535	246,538	7,351	1,707,246
Systems Group LLC(8)	2013	458,320		350,001	1,029,749	401,886	13,780	2,253,736
Matthew O. Haltom	2015	396,539		325,171	300,003	127,210	14,170	1,163,093
Senior Vice President,	2014	352,308		—	523,173	82,389	13,465	971,335
General Counsel and Secretary	2013	313,564		168,071	549,630	83,705	13,532	1,128,502
Mark G. Spinks	2015	304,615		249,770	300,003	181,709	16,248	1,052,345
President, Beauty Systems Group(9)

(1)
Reflects principal positions held as of September 30, 2015.

(2)
Reflects the grant date fair value of the stock awards, determined in accordance with ASC 718 and based on the fair market value of the underlying shares on the date of grant. With the exception of Messrs. Brickman and Winterhalter, none of our named executive officers received any stock awards in fiscal year 2014. For Mr. Brickman, fiscal year 2014 includes the grant date fair value of the restricted stock units granted to him on October 30, 2013 in connection with his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation ($99,993).

(3)
Reflects the grant date fair value of the option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the option awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2015, included in our Form 10-K filed with the SEC on November 12, 2015.

(4)
The amounts reported reflect annual incentive awards earned for our 2015 fiscal year under the AIP. For information regarding the AIP, which is a sub-plan of the 2010 Omnibus Plan, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2015 — Annual Cash Incentive Bonus" on pages 32-36.

(5)
Amounts reported as "All Other Compensation" for our 2015 fiscal year include the following:

	Company Matching Contributions to 401(k) and Profit Sharing Plan ($)	Life Insurance Premiums ($)	Relocation Expense ($)	Total ($)
Gary G. Winterhalter	13,103	1,188	—	14,291
Christian A. Brickman	5,846	792	—	6,638
Mark J. Flaherty	13,391	983	—	14,374
John R. Golliher	19,234	967	—	20,201
Matthew O. Haltom	13,388	782	—	14,170
Mark G. Spinks	15,473	581	194	16,248

  Perquisites and other personal benefits provided to each of the other named executive officers had an aggregate incremental cost of less than $10,000 and accordingly have been omitted from the table in accordance with SEC rules. For information regarding perquisites, please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2015 — Benefits and Perquisites."

(6)
Mr. Brickman assumed the role of President and Chief Operating Office of the Corporation on June 2, 2014 and was not a named executive officer in fiscal year 2013.

(7)
Includes $47,250 in fees received for his service as an independent director on our Board of Directors through April 25, 2014.

(8)
Mr. Golliher served as President of Beauty Systems Group LLC until July 31, 2015 and as a director of the Corporation until October 1, 2015. He then assumed a consulting role for an additional two years.

(9)
Mr. Spinks assumed the role of President of Beauty Systems Group on July 31, 2015 and was not a named executive officer in fiscal years 2014 and 2013.

(10)
Mr. Winterhalter will retire from the Board and the Corporation as of February 2, 2016.

 GRANTS OF PLAN-BASED AWARDS FOR FISCAL 2015

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($ / Sh) (4)	Grant Date Fair Value of Stock and Option Awards($) (5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gary G. Winterhalter		25,000	1,000,000	4,953,259
	10/29/2014					162,484	29.20	1,425,147
	10/29/2014				48,800			1,424,960
Christian A. Brickman		20,195	807,792	4,953,259
	10/29/2014					162,484	29.20	1,425,147
	10/29/2014				24,400			712,480
Mark J. Flaherty		7,464	298,547	2,476,630
	10/29/2014					64,612	29.20	566,712
	10/29/2014				15,700			458,440
John R. Golliher		7,328	293,128	2,476,630
	10/29/2014					64,612	29.20	566,712
	10/29/2014				19,700			575,240
Matthew O. Haltom		5,967	238,668	2,476,630
	10/29/2014					34,204	29.20	300,003
	10/29/2014				11,136			325,171
Mark G. Spinks		4,379	175,192	2,476,630
	10/29/2014					34,204	29.20	300,003
	10/29/2014				5,132			149,854
	7/31/2015				3,354			99,916

(1)
Reflects threshold, target and maximum bonus opportunities under the financial component of our AIP. The Compensation Committee has discretion to reduce or increase the dollar value of an individual officer's AIP award by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas, based upon a subjective assessment of the individual's performance, but the adjusted payout cannot exceed such individual's Section 162(m) maximum award. Mr. Winterhalter's target AIP bonus was 100% of his base salary. Mr. Brickman's target AIP bonus was 80% until his appointment as Chief Executive Officer on February 1, 2015 when it was changed to 100%. The target AIP bonus for each of Messrs. Flaherty, Golliher and Haltom was 60% of his base salary. Mr. Spinks target AIP bonus was 55% until his appointment as President of Beauty Systems Group LLP on July 31, 2015 when it was changed to 60%. Please see "Compensation Discussion and Analysis — Compensation Components for Fiscal 2015 — AIP Financial Performance Criteria" on pages 33-36 for additional information on these targets.

(2)
On October 29, 2014, our Compensation Committee granted restricted stock to our named executive officers pursuant to the 2010 Omnibus Plan. The restrictions upon these awards lapse ratably over a four-year period beginning September 30, 2015. In addition, Mr. Spinks received 3,354 restricted stock units on July 31, 2015 in connection with his promotion to President of Beauty Systems Group, LLC. The restriction upon this award lapses ratably over a three year period beginning July 31, 2016.

(3)
On October 29, 2014, our Compensation Committee granted options to each of our executive officers to purchase shares of our Common Stock under the 2010 Omnibus Plan. These options vest ratably over a four-year period beginning on September 30, 2015.

(4)
The exercise price of the options is equal to the closing price of our Common Stock on the NYSE on the grant date.

(5)
Reflects the grant date fair value of the stock ($29.79 for Mr. Spinks' July 31, 2015 award and $29.20 for the October 29, 2014 awards) and option awards ($8.771) determined in accordance with ASC 178. The assumptions used in the calculation of the grant date fair value of the option awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2015 included in our Form 10-K filed with the SEC on November 12, 2015. The grant date fair value of the stock awards is based on the fair market value of the underlying shares on the date of grant.

OUTSTANDING EQUITY AWARDS AT 2015 FISCAL YEAR-END

	Option Awards						Stock Awards
									Market Value of Share or Units of Stock That Have Not Vested ($)(17)
	Number of Securities Underlying Unexercised Options (#)		Number of Securities Underlying Unexercised Options (#)
							Number of Shares or Units of Stock That Have Not Vested (#)
					Option Exercise Price ($)
						Option Expiration Date
Name	Exercisable		Unexercisable
Gary Winterhalter	—		—		—	10/19/2020	10,000	(6)	237,500
	—		83,000	(7)	19.21	10/26/2021
	—		150,000	(8)	23.49	10/29/2022	27,690	(9)	657,638
	145,000		145,000	(10)	26.30	10/30/2023
	—		—		—	04/29/2024	85,344	(11)	2,026,920
	40,621		121,863	(14)	29.20	10/29/2024	36,600	(15)	869,250

Christian A. Brickman	32,738		98,214	(12)	25.36	06/02/2024	62,103	(13)	1,474,946
	40,621		121,863	(14)	29.20	10/29/2024	18,300	(15)	434,625

Mark J Flaherty	1,904	(1)	—		8.80	10/24/2017
	2,436	(2)	—		7.42	07/23/2018
	20,076	(3)	—		5.24	10/22/2018
	3,172	(4)	—		7.42	10/21/2019
	—		—		—	10/19/2020	5,000	(6)	118,750
	656		26,828	(7)	19.21	10/26/2021
	799		45,598	(8)	23.49	10/29/2022	8,940	(9)	212,325
	43,250		43,250	(10)	26.30	10/30/2023
	16,153		48,459	(14)	29.20	10/29/2024	11,775	(15)	279,656

John R. Golliher	—		—		—	10/19/2020	5,000	(6)	118,750
	—		26,828	(7)	19.21	10/26/2021
	—		45,598	(8)	23.49	10/29/2022	8,940	(9)	212,325
	43,250		43,250	(10)	26.30	10/30/2023
	16,153		48,459	(14)	29.20	10/29/2024	14,775	(15)	350,906

Matthew O. Haltom	—		—		—	10/19/2020	1,000	(6)	23,750
	11,673		6,891	(7)	19.21	10/26/2021
	24,338		24,338	(8)	23.49	10/29/2022	4,293	(9)	101,959
	23,100		23,100	(10)	26.30	10/30/2023
	8,551		25,653	(14)	29.20	10/29/2024	8,352	(15)	198,360

Mark G. Spinks	7,500	(4)	—		7.42	10/21/2019
	25,000	(5)	—		11.39	10/19/2020	600	(6)	14,250
	11,493		3,831	(7)	19.21	10/26/2021
	7,164		7,164	(8)	23.49	10/29/2022	360	(9)	8,550
	8,850		8,850	(10)	26.30	10/30/2023
	8,551		25,653	(14)	29.20	10/29/2024	3,849	(15)	91,414
	—		—		—	07/31/2025	3,354	(16)	79,658

(1)
On October 24, 2007 our Compensation Committee granted Mr. Flaherty 33,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vested ratably over a four-year period that began on October 24, 2007, and therefore were fully vested as of September 30, 2015.

(2)
On July 23, 2008, our Compensation Committee granted Mr. Flaherty 100,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vested over a four-year period that began on September 30, 2007, and therefore were fully vested as of September 30, 2015.

(3)
On October 22, 2008, our Compensation Committee granted Mr. Flaherty 175,000 options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan. These options vested ratably over a four-year period that began on October 22, 2008, and therefore were fully vested as of September 30, 2015.

(4)
On October 21, 2009, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2007 Omnibus Plan in the following amounts: Mr. Flaherty, 165,000 and Mr. Spinks 20,000. These options vested ratably over a four-year period that began on October 21, 2009, and therefore were fully vested as of September 30, 2015.

(5)
On October 19, 2010, our Compensation Committee granted Mr. Spinks 25,000 options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan. These options vest ratably over a four-year period that began on October 19, 2010, and therefore were fully vested as of September 30, 2015.

(6)
On October 19, 2010, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 50,000; Messrs. Flaherty and Golliher, 25,000; Mr. Haltom, 5,000; and Mr. Spinks 3,000. The restrictions upon these awards lapse ratably over a five-year period that began on October 19, 2010.

(7)
On October 26, 2011, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 332,000; Messrs. Flaherty and Golliher, 107,312; Mr. Haltom, 27,564; and Mr. Spinks 15,324. These options vest ratably over a four-year period that began on October 26, 2011.

(8)
On October 29, 2012, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 300,000; Messrs. Flaherty and Golliher, 91,196; Mr. Haltom, 48,676; and Mr. Spinks 14,328. These options vest ratably over a four-year period that began on October 29, 2012.

(9)
On October 29, 2012, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 46,150; Messrs. Flaherty and Golliher, 14,900; Mr. Haltom, 7,155; and Mr. Spinks 600. The restrictions upon these awards lapse ratably over a five-year period that began on October 29, 2012.

(10)
On October 30, 2013, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 290,000; Messrs. Flaherty and Golliher, 86,500; Mr. Haltom, 46,200; and Mr. Spinks 17,700. These options vest in four equal annual installments beginning on September 30, 2014.

(11)
On April 29, 2014, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Winterhalter in the amount of 128,016 in connection with the executive management transition plan. The restrictions upon these awards lapse ratably over a 3 year period that began on April 29, 2014.

(12)
On June 2, 2014, our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan to Mr. Brickman in the amount of 130,952 in connection with the executive management transition plan. These options vest ratably over a 4 year period that began on June 2, 2014.

(13)
On June 2, 2014, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Brickman in the amount of 82,804 in connection with the executive management transition plan. The restrictions upon these awards lapse ratably over a 4 year period that began on June 2, 2014.

(14)
On October 29, 2014 our Compensation Committee granted options to purchase shares of our Common Stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter and Mr. Brickman 162,484; Messrs. Flaherty and Golliher, 64,612; and Mr. Haltom and Mr. Spinks, 34,204. These options vest ratably over a four-year period that began on October 29, 2014.

(15)
On October 29, 2014 our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan in the following amounts: Mr. Winterhalter, 48,800; Mr. Brickman, 24,400; Mr. Flaherty, 15,700; Mr. Golliher, 19,700; Mr. Haltom, 11,136; and Mr. Spinks, 5,132. The restrictions upon these awards lapse ratably over a four-year period that began October 29, 2014.

(16)
On July 31, 2015, our Compensation Committee granted shares of time-based restricted stock pursuant to the 2010 Omnibus Plan to Mr. Spinks in the amount of 3,354 in connection with his promotion to President of Beauty Systems Group, LLC. The restrictions upon these awards lapse ratably over a three year period that began on July 31, 2015.

(17)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2015, which was $23.75.

 FISCAL 2015 OPTION EXERCISES AND STOCK VESTED

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary G. Winterhalter	2,359,906	46,327,695	(1)	74,102	2,224,686	(2)
Christian A. Brickman	—	—		26,801	788,055	(3)
Mark J. Flaherty	107,500	1,720,895	(4)	11,905	322,742	(5)
John R. Golliher	169,832	2,089,619	(6)	12,905	346,492	(7)
Matthew O. Haltom	44,750	808,822	(8)	6,215	165,807	(9)
Mark G. Spinks	6,500	165,755	(10)	2,603	68,628	(11)

(1)
Reflects the exercise of certain options granted to Mr. Winterhalter. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
12/4/2006	11/17/2014 - 11/18/2014	598,900	$29.83 - $29.86	$9.57
10/24/2007	11/18/2014	12,006	$29.86	$8.80
10/22/2008	11/18/2014 - 11/19/2014	450,000	$29.86 - $30.16	$5.24
10/21/2009	11/19/2014	450,000	$30.19	$7.42
10/19/2010	11/19/2014	450,000	$30.19	$11.39
10/26/2011	11/20/2014	249,000	$30.89	$19.21
10/29/2012	11/24/2014	150,000	$31.17	$23.49
(2)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Winterhalter. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2014	10,000	$28.43
10/29/2012	10/28/2014	9,230	$29.32
4/29/2014	4/28/2015	42,672	$32.34
10/29/2014	09/30/2015	12,200	$23.75
(3)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Brickman. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
6/2/2014	6/1/2015	20,701	$31.07
10/29/2014	09/30/2015	6,100	$23.75

(4)
Reflects the exercise of certain options granted to Mr. Flaherty. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/19/2010	10/20/2014 - 03/23/2015	52,500	$28.41 - $34.71	$11.39
10/26/2011	10/31/2014 - 03/23/2015	33,000	$29.50 - $34.71	$19.21
10/29/2012	3/23/2015	22,000	$34.71	$23.49
(5)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Flaherty. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2014	5,000	$28.43
10/29/2012	10/28/2014	2,980	$29.32
10/29/2014	09/30/2015	3,925	$23.75
(6)
Reflects the exercise of certain options granted to Mr. Golliher. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/19/2010	12/3/2014	43,750	$30.71	$11.39
10/26/2011	12/03/2014 - 12/04/2014	80,484	$30.60 - $30.71	$19.21
10/29/2012	12/4/2014	45,598	$30.60	$23.49
(7)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Golliher. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/19/2010	10/18/2014	5,000	$28.43
10/29/2012	10/28/2014	2,980	$29.32
10/29/2014	09/30/2015	4,925	$23.75
(8)
Reflects the exercise of certain options granted to Mr. Haltom. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/21/2009	11/17/2014	2,000	$29.86	$7.42
10/19/2010	11/17/2014	33,750	$29.86	$11.39
10/26/2011	3/31/2015	9,000	$34.82	$19.21

(9)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Haltom. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/21/2009	10/21/2014	1,000	$29.30
10/19/2010	10/18/2014	1,000	$28.43
10/29/2012	10/28/2014	1,431	$29.32
10/29/2014	09/30/2015	2,784	$23.75
(10)
Reflects the exercise of certain options granted to Mr. Spinks. The value realized on exercise was computed based on the following:

Date of Award	Exercise Date	Number of Options Exercised	Market Price at Exercise	Exercise Price
10/22/2008	2/10/2015	2,000	$32.25	$5.24
10/21/2009	02/10/2015	4,500	$32.25	$7.42
(11)
Reflects the vesting of a portion of the restricted stock awards granted to Mr. Spinks. The value realized on vesting was computed based on the following:

Date of Award	Vesting Date	Number of Shares Vesting	Market Price at Vesting
10/21/2009	10/21/2014	600	$29.30
10/19/2010	10/18/2014	600	$28.43
10/29/2012	10/28/2014	120	$29.32
10/29/2014	09/30/2015	1,283	$23.75

Fiscal 2015 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($)		Aggregate Balance at Last Fiscal Year-End
Gary G. Winterhalter	—		—
Christian A. Brickman	8,059	(1)	$191,401	(2)
Mark J. Flaherty	—		—
John R. Golliher	—		—
Matthew O. Haltom	—		—
Mark G. Spinks	—		—
(1)
Reflects 8,059 restricted stock units granted to Mr. Brickman pursuant to the 2010 Omnibus Plan for his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Corporation. Pursuant to Mr. Brickman's restricted stock election these restricted stock units will convert to shares of Common Stock on the date of his separation from service as a member of our Board of Directors.

(2)
Calculated by reference to the closing price for shares of our Common Stock on the NYSE on September 30, 2015, which was $23.75.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Executive Officer Severance Agreements

        We have severance agreements with certain of our executive officers, including each of our named executive officers. Each severance agreement provides that if, in the 24 months following a "change in control," which is defined in the severance agreements and described below, the executive's employment is terminated by us without "cause" or by the executive for "good reason," then the executive will be entitled to certain benefits. These benefits include (i) a cash payment equal to the executive's annual bonus, as determined in accordance with our annual incentive plan, pro-rated to reflect the portion of the year elapsed prior to the executive's termination, (ii) a lump-sum cash payment equal to a multiple of the executive's annual base salary at the time of termination plus a multiple of the average dollar amount of the executive's actual or annualized annual bonus in respect of the five fiscal years preceding termination (or, such portion thereof during which the executive performed services for us if he has been employed by us for less than the five year period), (iii) any accrued but unpaid salary and vacation pay, and (iv) continued medical and welfare benefits, on the same terms as prior to termination, for a period of 24 months following termination. If the executive's employment is terminated by us for "cause," by the executive for any reason other than "good reason," or as a result of the executive's death or disability, then the executive will be entitled to receive a cash amount equal to any accrued but unpaid salary and vacation pay. On October 29, 2012, Mr. Winterhalter's agreement was amended so that, in the event of his termination without cause or resignation for good reason or his retirement with prior Board approval within 24 months after a change in control, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare. Mr. Winterhalter's agreement will terminate pursuant to its terms upon his retirement on February 2, 2016.

        For purposes of the severance agreements, "change in control" generally includes:

  •
  the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of the incumbent Board of Directors;

  •
  certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our common stock or sales of substantially all of our assets; or

  •
  stockholder approval of our complete liquidation or dissolution.

        The severance payment multiples for each of the named executive officers are set forth in the following table.

Executive Officer	Multiple
Gary G. Winterhalter*	1.99	*
Christian A. Brickman	1.99
Mark J. Flaherty	1.99
John R. Golliher	1.99
Matthew O. Haltom	1.99
Mark Spinks	1.99

*
Reduced from 2.99 to 1.99 effective April 30, 2015, pursuant to his transition agreement.

Mr. Winterhalter's Transition Agreement

        As previously discussed, Mr. Winterhalter will retire as our Executive Chairman effective as of the date of the annual meeting and the Corporation has agreed to provide certain severance benefits to Mr. Winterhalter in connection with such retirement, as described below. His transition agreement will terminate effective February 2, 2016. However, the transition agreement was operative during fiscal 2015 and provided certain severance benefits. If we had terminated Mr. Winterhalter's employment other than for cause, death or disability, and provided he executed and did not revoke a separation and release of claims/covenant not to sue agreement:

  •
  during fiscal year 2015, then Mr. Winterhalter would have received a lump sum severance payment equal to the sum of the balance of his base salary that would have been paid to him for the remainder of fiscal year 2015 plus his base salary for fiscal year 2016;

  •
  during fiscal year 2016, then Mr. Winterhalter would have received a lump sum severance payment equal to the balance of his base salary that would have been paid to him for the remainder of fiscal year 2016.

        Mr. Winterhalter also would have been eligible to receive an annual bonus for the year in which his date of termination occurs, equal to the bonus, if any, that would have been earned by him if he had remained employed on the normal payment date of such bonus, based on actual performance under applicable financial metrics.

        The transition agreement does not provide for any benefits if his employment is terminated (i) by us for cause, (ii) by reason of his death or disability, or (iii) by Mr. Winterhalter for any reason. Medical and dental coverage will remain available to Mr. Winterhalter at active-employee rates until he becomes eligible for Medicare.

Mr. Winterhalter's Retirement

        In connection with Mr. Winterhalter's retirement, the Corporation has agreed that Mr. Winterhalter will receive the severance and group medical benefits that he would have been entitled to receive in the event of a termination by the Corporation without cause in fiscal year 2016. Under this arrangement, Mr. Winterhalter will (a) receive a lump sum payment equal to the balance of his base salary that would have been paid to him for the remainder of fiscal year 2016, (b) be eligible to receive an annual bonus for fiscal year 2016 equal to the bonus, if any, that would have been earned by him if he had remained employed on the normal payment date of such bonus, based on actual performance under applicable financial metrics and (c) be provided with certain medical and dental coverage benefits until he is eligible for Medicare. The Corporation will also reimburse Mr. Winterhalter up to a maximum of $30,000 for reasonable legal fees and related expenses incurred by him in connection with the review of his retirement arrangement. In addition, pursuant to the terms of the 2007 Omnibus Plan and the 2010 Omnibus Plan, Mr. Winterhalter's outstanding options and shares of restricted stock will continue to vest as if his employment had not terminated, provided that he does not violate certain restrictive covenants.

Code Section 280G Cut-Back

        Pursuant to the terms of the severance agreements and Mr. Winterhalter's transition agreement, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other "parachute payments" as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive's average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute "excess parachute payments" under Section 280G of the Internal Revenue Code.

Equity Awards

2007 Omnibus Plan and 2010 Omnibus Plan

        Pursuant to the 2007 Omnibus Plan and the 2010 Omnibus Plan, collectively the Omnibus Plans, in the event of a change in control, as defined below, the Compensation Committee may determine that all outstanding awards will be honored or assumed, or new rights substituted therefor, by the surviving company; provided that any substitute award must (i) be based on shares of common stock that are traded on an established U.S. securities market; (ii) provide the participant substantially equivalent or more favorable terms and conditions than those applicable to the old award; (iii) have substantially equivalent economic value to the old award (determined at the time of the change in control); and (iv) provide that in the event that the participant is involuntarily terminated within two years after the change in control, or such other period specified by the Compensation Committee, the award will vest.

        If the Compensation Committee does not provide for substitute awards as described above or make another determination with respect to the treatment of awards, then, upon the occurrence of a change in control:

  •
  all outstanding options and stock appreciation rights will become exercisable immediately before the change in control;

  •
  all time-based vesting restrictions on restricted stock and restricted stock units will lapse immediately before the change in control;

  •
  shares of common stock underlying awards of restricted stock units and deferred stock units (other than performance awards) will be issued immediately before the change in control; and

  •
  with respect to performance awards, the performance period will end as of the change in control and the participant will earn a pro rata payout equal to the product of the target opportunity and the payout percentage that corresponds as closely as possible to the actual level of achievement of performance goals against target, measured as of the date of the change in control; or

  •
  at the Compensation Committee's discretion, each award will be canceled in exchange for an amount equal to a value determined in accordance with the Omnibus Plans, based on the change in control price.

        For purposes of the Omnibus Plans, the term "change in control" generally means the first to occur of:

  •
  the acquisition by any person, other than us, our subsidiaries, our employee benefit plans, or a certain designated fund or its affiliates, of 50% or more of the voting power of our outstanding Common Stock;

  •
  a change in the majority of our incumbent directors within any 24 month period;

  •
  certain mergers or consolidations involving a change in ownership of 50% or more of our Common Stock or the sale of substantially all of our assets; or stockholder approval of our liquidation or dissolution.

        Pursuant to the Omnibus Plans, if the grantee's employment terminated:

  •
  for "cause," (i) all of his or her options (both vested and unvested) will be forfeited and cancelled, and (ii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination;

  •
  due to the grantee's death or disability, (i) his or her options will become immediately exercisable as to the number of shares previously vested and that would have vested as of the next vesting date after the date of termination, and the options, to the extent so vested, will remain exercisable until the 12 month anniversary of the date of termination, (ii) any of his or her option shares that are not so vested will be forfeited and cancelled as of the date of the termination, (iii) his or her restricted stock or restricted stock units will vest as to the number of shares that would have vested as of the next vesting date after the date of termination, (iv) any shares of restricted stock or restricted stock units that are not so vested will be forfeited and cancelled as of the date of the termination, and (v) the payout opportunities attainable under all of his or her outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of termination;

  •
  due to the grantee's retirement (as defined in the Omnibus Plans), and unless the grantee agrees to certain restricted covenants described below, (i) any options that are exercisable as of the date of retirement will remain exercisable until the earlier of 12 months and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination, and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination; or

  •
  for any reason other than as described above, (i) any options that are exercisable as of the date of termination will remain exercisable until the earlier of 60 days and the expiration of the option term, (ii) any unvested options will be forfeited and cancelled as of the date of the termination; and (iii) any outstanding shares of restricted stock, restricted stock units or performance awards will be forfeited and cancelled as of the date of such termination.

        The Omnibus Plans contain certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, that apply to the holder of an option during the term of his or her employment, any post-termination exercise period, and the one-year period following the expiration of any post-termination exercise period. If an option holder violates any of these covenants, then any options, to the extent unexercised, will automatically terminate and be cancelled upon the first date of the violation and, in the case of the termination of the grantee's employment for "cause," he or she will remit to us in cash, to the extent applicable, the excess of (A) the greater of the closing price for shares of our Common Stock on (i) the date of exercise and (ii) the date of sale of the shares of Common Stock underlying the options, over (B) the exercise price, multiplied by the number of shares of Common Stock subject to the options (without reduction for any shares of Common Stock surrendered or attested to) the grantee realized from exercising all or a portion of the options within the period commencing six months prior to the termination of his or her employment and ending on the one-year date. This provision does not apply to the restricted stock or restricted stock unit awards made under the Omnibus Plans.

        In addition, the Omnibus Plans provide that, in the event that the grantee's service with us is terminated as a result of the grantee's retirement (as defined in the Omnibus Plans) and the grantee agrees to be bound for a three-year period by certain restrictive covenants, including non-competition, non-solicitation, non-disclosure and non-disparagement covenants, then (i) the payout opportunities attainable under all of the grantee's outstanding performance-based awards will vest based on actual performance through the end of the performance period, and the awards will payout on a pro-rata basis, based on the time elapsed prior to the date of retirement, and (ii) for the three-year period following the grantee's retirement, the grantee's outstanding restricted stock and restricted stock units will continue to vest, and (iii) the grantee will continue to vest in the portion of the options that were not vested and exercisable as of the date of his or her retirement, as if the grantee's service had not terminated. If the grantee violates any of the restrictive covenants during the three-year period, all outstanding options (whether or not vested) and all unvested restricted stock, restricted stock units or performance awards then held by the grantee will be immediately forfeited and cancelled as of the date of such violation.

Potential Realization Value of Equity Awards upon a Change in Control without Termination

        Under the 2007 Omnibus Plan and the 2010 Omnibus Plan, in the event of a change in control, the vesting of outstanding awards may be accelerated regardless of whether the employment of the holder of such an award is terminated in connection therewith. The following table shows the potential realizable value of outstanding awards granted to our named executive officers pursuant to the 2007 Omnibus Plan and the 2010 Omnibus Plan, assuming that:

  •
  an event which has constituted a change in control under each of the 2007 Omnibus Plan and the 2010 Omnibus Plan, each as described above, was consummated on September 30, 2015, the last business day of fiscal year 2015;

  •
  with respect to outstanding options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to outstanding awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, that the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all previously unexercisable options only to the extent that the exercise price of such options did not equal or exceed the closing price for shares of our Common Stock on the NYSE on September 30, 2015; and

  •
  each named executive officer sold the shares of our Common Stock underlying his or her previously unvested shares of restricted stock at the closing price for shares of our Common Stock on the NYSE on September 30, 2015.

Name	Amount Payable($)(1)

Gary G. Winterhalter	4,207,128

Christian A. Brickman	1,909,571

Mark J. Flaherty	744,385

John H. Golliher	815,635

Matthew O. Haltom	361,682

Mark Spinks	213,128

(1)
In accordance with SEC rules, based on the closing price for our Common Stock on the NYSE on September 30, 2015, which was $23.75.

Potential Payments upon Termination or Change in Control

        The following table provides the estimated payments that would be made to each of our named executive officers under his severance agreement and, with respect to Mr. Winterhalter, his transition agreement, as well as the amounts our named executive officers would receive upon the exercise and sale of certain equity awards that were accelerated in connection with employment termination, assuming that:

  •
  each named executive officer's employment with us was terminated on September 30, 2015, the last business day of our fiscal year 2015;

  •
  with respect to the columns in the following table that reflect amounts that would have been received based on a termination of employment in connection with a change in control, the named executive officer's employment with us was terminated in connection with an event that constituted a change in control under any agreement or plan described above;

  •
  the base salary earned by each named executive officer for his services to us through September 30, 2015 has been fully paid;

  •
  with respect to options awarded pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not exercise its discretion to cancel the options in exchange for a cash payment based upon the difference between the price per share offered in connection with the change in control and the exercise price;

  •
  with respect to awards granted pursuant to the 2007 Omnibus Plan or the 2010 Omnibus Plan, the Compensation Committee did not provide for substitute awards or make another determination with respect to the treatment of awards;

  •
  each named executive officer exercised all options that were accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2015, which was $23.75, but only to the extent that the exercise price of such options did not equal or exceed $23.75; and

  •
  each named executive officer sold the shares of restricted stock with respect to which vesting was accelerated by virtue of his termination at the closing price for shares of our Common Stock on the NYSE on September 30, 2015, which was $23.75.

        In addition, the amounts presented in the following table do not reflect amounts the named executive officer earned or accrued prior to termination, such as such officer's previously vested options and restricted stock. For information about these previously earned and accrued amounts, see the "Summary Compensation Table," the "Outstanding Equity Awards at 2015 Fiscal Year End" table and the "Fiscal 2015 Option Exercises and Stock Vested" table located elsewhere in this Proxy Statement.

Potential Payments Upon Termination or Change in Control for Fiscal 2015

			No Change in Control Voluntary Termination
						No Change in Control Termination Due to Disability/ Retirement*	Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
					No Change in Control Termination Due to Death
		No Change in Control Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Gary G. Winterhalter	Prorata bonus(1)	533,000	0	0	0	0	533,000	0
Executive Chairman	Severance pay(2)	700,000	0	0	0	0	1,990,000	0
	Bonus payment(3)	0	0	0	0	0	2,156,296	0
	Stock option vesting(4)	0	0	0	396,320	396,320	415,820	415,820
	Restricted stock vesting(5)	0	0	0	1,759,923	1,759,923	3,791,308	3,791,308
	Health care benefits continuation(6)	17,802	17,802	17,802	0	17,802	20,520	0
	Health care benefits lump sum value(7)	5,934	5,934	5,934	0	5,934	6,840	0
	Accrued vacation(8)	76,923	76,923	76,923	76,923	0	76,923	76,923
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	1,333,659	100,659	100,659	2,233,166	2,179,979	8,990,707	4,284,051
Christian A. Brickman	Prorata bonus(1)	0	0	0	0	0	430,553	0
President and	Severance pay(2)	0	0	0	0	0	1,890,500	0
Chief Executive Officer	Bonus payment(3)	0	0	0	0	0	0	0
	Stock option vesting(4)	0	0	0	0	0	0	0
	Restricted stock vesting(5)	0	0	0	636,524	636,524	1,909,571	1,909,571
	Health care benefits continuation(6)	0	0	0	0	0	23,256	0
	Accrued vacation(8)	73,077	73,077	73,077	73,077	0	73,077	73,077
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	(1,597,529)	0
	TOTAL VALUE	73,077	73,077	73,077	709,601	636,524	2,729,428	1,982,648
Mark J. Flaherty	Prorata bonus(1)	0	0	0	0	0	159,126	0
Senior Vice President and	Severance pay(2)	0	0	0	0	0	992,513	0
Chief Financial Officer	Bonus payment(3)	0	0	0	0	0	555,302	0
	Stock option vesting(4)	0	0	0	127,727	127,727	133,654	133,654
	Restricted stock vesting(5)	0	0	0	282,744	282,744	610,731	610,731
	Health care benefits continuation(6)	0	0	0	0	0	40,752	0
	Accrued vacation(8)	38,365	38,365	38,365	38,365	0	38,365	38,365
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	38,365	38,365	38,365	448,836	410,471	2,530,443	782,750
John R. Golliher	Prorata bonus(1)	0	0	0	0	0	304,033	0
Former President, Beauty	Severance pay(2)	0	0	0	0	0	973,608	0
Systems Group LLC	Bonus payment(3)	0	0	0	0	0	879,843	0
	Stock option vesting(4)	0	0	0	127,727	127,727	133,654	133,654
	Restricted stock vesting(5)	0	0	0	306,494	306,494	681,981	681,981
	Health care benefits continuation(6)	0	0	0	0	0	23,616	0
	Accrued vacation(8)	21,066	21,066	21,066	21,066	0	21,066	21,066
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	21,066	21,066	21,066	455,287	434,221	3,017,801	836.701
Matthew O. Haltom	Prorata bonus(1)	0	0	0	0	0	127,210	0
Senior Vice President,	Severance pay(2)	0	0	0	0	0	796,000	0
General Counsel and	Bonus payment(3)	0	0	0	0	0	225,551	0
Corporate Secretary	Stock option vesting(4)	0	0	0	34,449	34,449	37,613	37,613
	Restricted stock vesting(5)	0	0	0	123,856	123,856	324,069	324,069
	Health care benefits continuation(6)	0	0	0	0	0	40,368	0
	Accrued vacation(8)	6,781	6,781	6,781	6,781	0	6,781	6,781
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	6,781	6,781	6,781	165,086	158,305	1,557,592	368,463

			No Change in Control Voluntary Termination
						No Change in Control Termination Due to Disability/ Retirement*	Change in Control Termination w/o Cause or for Good Reason	Change in Control Termination w/ Cause or w/o Good Reason
					No Change in Control Termination Due to Death
		No Change in Control Termination w/o Cause
Name and Principal Position	Benefit Description		w/ Good Reason	w/o Good Reason
Mark G. Spinks	Prorata bonus(1)	0	0	0	0	0	181,709	0
President, Beauty Systems	Severance pay(2)	0	0	0	0	0	746,250	0
Group	Bonus payment(3)	0	0	0	0	0	173,325	0
	Stock option vesting(4)	0	0	0	18,324	18,324	19,256	19,256
	Restricted stock vesting(5)	0	0	0	74,124	74,124	193,872	193,872
	Health care benefits continuation(6)	0	0	0	0	0	37,992	0
	Accrued vacation(8)	28,846	28,846	28,846	28,846	0	28,846	28,846
	Exec Outplacement	0	0	0	0	0	0	0
	Section 280G Excise Tax Cutback	0	0	0	0	0	0	0
	TOTAL VALUE	28,846	28,846	28,846	121,294	92,448	1,381,250	241,974

(1)
Based on the annual bonus earned for fiscal year 2015.

(2)
Reflects, as an element of severance, the applicable multiple of the executive's annual base salary, or, with respect to Mr. Winterhalter, his base salary for fiscal year 2015 and fiscal year 2016.

(3)
Reflects, as an element of severance, the applicable multiple of the executive's annual bonus. For each executive other than Mr. Brickman, the amount reflected in the table is based on the average annual bonus that the executive received in the five fiscal years prior to fiscal 2015. Mr. Brickman commenced employment with us in June 2014; therefore he did not receive any bonus for years prior to our fiscal year 2015.

(4)
Reflects the difference between the closing price for shares of our Common Stock on the NYSE on September 30, 2015, the last trading day of our 2015 fiscal year ($23.75) and the exercise price of the unvested stock options held by our named executive officers. The unvested stock options were awarded under the 2007 Omnibus Plan, and the 2010 Omnibus Plan.

(5)
Reflects the value of restricted stock, calculated by multiplying the number of shares of restricted stock by the closing the price for shares of our Common Stock on the NYSE on September 30, 2015, the last trading day of our 2015 fiscal year ($23.75).

(6)
Reflects the cost of continued medical and welfare benefits, based on (i) our portion of the projected cost of the benefits (the executive pays the employee cost for such coverage), (ii) the level of medical coverage selected by the executive (employee only, employee plus one, or family) and (iii) the level of life insurance and disability coverage (which is a function of salary up to the limits of the applicable benefit). Pursuant to Mr. Winterhalter's transition agreement, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until he becomes eligible for Medicare.

(7)
Reflects the full cost to us of the lump sum payment, based on the level of medical coverage selected by Mr. Winterhalter (employee only, employee plus one, or family). Pursuant to Mr. Winterhalter's transition agreement, the Corporation's medical and dental insurance will remain available to him, at active-employee rates, until the greater of 6 months or the date he becomes eligible for Medicare.

(8)
Based on the number of accrued vacation hours available for the executive as of September 30, 2015, multiplied by the equivalent hourly rate for the executive's base salary.

Executive Officer Indemnification Agreement

        Each member of the Board other than Mr. Golliher, including Messrs. Winterhalter and Brickman, has been provided with an indemnification agreement. Please see "Director Indemnification Agreements" on page 18 for a description of these arrangements.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The executive officers of Sally Beauty Holdings, Inc., their ages (as of November 12, 2015), and their positions for at least the last five years are as follows:

        Gary G. Winterhalter, 63, has been our Chairman of the Board since August 2012 and our Executive Chairman since February 2015. From our separation from Alberto-Culver to February 2015, he served as our Chief Executive Officer and has been a member of our Board since November 2006. From our separation from Alberto-Culver to June 2014, Mr. Winterhalter also served as President of the Corporation. From May 2005 to our separation from Alberto-Culver, Mr. Winterhalter served as the President of Sally Holdings. From January 2004 to May 2005, Mr. Winterhalter served as President, Sally Beauty Supply/BSG North America, and from January 1996 to January 2004, he served as President of Sally USA. Mr. Winterhalter also served in other operating positions with Alberto-Culver between 1987 and 1996. Mr. Winterhalter retired from his position as Executive Chairman, effective as of the date of the annual meeting.

        Christian A. Brickman, 50, has been our President and Chief Executive Officer since February 2015 and a member of our Board since September 2012. Prior to being appointed to his current role, Mr. Brickman served as President and Chief Operating Officer of the Corporation from June 2014 to February 2015. Prior to joining the Corporation, Mr. Brickman served as President of Kimberly-Clark International from May 2012 to February 2014, where he led the Corporation's international consumer business in all operations. From August 2010 to May 2012, Mr. Brickman served as President of Kimberly-Clark Professional. From 2008 to 2010, Mr. Brickman served as Chief Strategy Officer and played a key role in the development and implementation of Kimberly-Clark's strategic plans and processes to enhance enterprise growth initiatives. Prior to joining Kimberly-Clark, Mr. Brickman was a Principal in McKinsey & Company's Dallas, Texas, office and a leader in the firm's consumer packaged goods and operations practices. Before joining McKinsey, Mr. Brickman was President and CEO of Whitlock Packaging, the largest non-carbonated beverage co-packing company in the United States, from 1998 to 2001. From 1994 to 1998, he was with Guinness/United Distillers, initially as Vice President of Strategic Planning for the Americas region and then as General Manager for Guinness Brewing Worldwide's Latin America region. Mr. Brickman was awarded an advanced bachelor's degree in economics in 1986 from Occidental College in Los Angeles where he graduated with honors, Phi Beta Kappa and cum laude.

        Mark J. Flaherty, 52, has been our Senior Vice President and Chief Financial Officer since June 2008. Mr. Flaherty served as the Acting Chief Financial Officer of the Corporation from April to June 2008 and as the Vice President, Chief Accounting Officer and Controller from October 2007 to April 2008. Prior to joining the Corporation, Mr. Flaherty served as the Chief Financial Officer of Tandy Brands Accessories, Inc. from August 2002 to October 2007, as its Treasurer from October 2002 to October 2007, and as its Assistant Secretary from October 2003 to October 2007. Mr. Flaherty previously served as Tandy Brands' Corporate Controller from June 1997 through August 2002. From 1991 to June 1997, Mr. Flaherty held the positions of Divisional Controller and Assistant Corporate Controller of various companies in the real estate and staffing industries. Prior to 1991, Mr. Flaherty was employed in the audit practice at the accounting firm formerly known as Coopers & Lybrand. Mr. Flaherty is a certified public accountant.

        Mark Spinks, 54, has been the President of Beauty Systems Group LLC since July 2015. Mr. Spinks previously held a number of positions of increasing responsibility with us. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group LLC, a position he has served in since September 2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Corporation's Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Corporation for almost four years.

        Matthew O. Haltom, 44, has been our Senior Vice President, General Counsel and Secretary since November 2012. Mr. Haltom has served in several positions with the Corporation since November 2006, including as Vice President, Deputy General Counsel and Assistant Secretary from January 2010 to November 2012 and Associate General Counsel from 2006 to 2010. Mr. Haltom previously served as chief securities compliance counsel for two other publicly-traded companies. Mr. Haltom has a B.A. and an M.A. in Government from the University of Texas at Austin and a J.D. from Georgetown University Law Center.

        Brian E. Walker, age 47, has been our Senior Vice President, Chief Human Resources Officer since January 2015. Prior to joining the Corporation, Mr. Walker served as Vice President, Human Resources, at Kimberly Clark International from May 2011 to December 2014. From 1993 to 2010, Mr. Walker held various positions at Walmart Stores, Inc., most recently as Vice President, HR, Asia Region from October 2006 to September 2010.

        Janna Minton, 64, has been our Group Vice President, Chief Accounting Officer and Controller since October 2015. Ms. Minton served as our Vice President, Chief Accounting Officer and Controller

from August 2008 to October 2015. Prior to joining the Corporation, Ms. Minton served as the Principal Accounting Officer and Controller of Tandy Brands Accessories, Inc., a designer, manufacturer and marketer of leather goods, from October 2007 to August 2008, as their Corporate Controller from August 2002 to October 2007 and as their Corporate Accounting Manager from December 1999 to August 2002. From 1993 to December 1999, Ms. Minton held the position of Accounting Manager for a manufacturer located in Arlington, Texas and a real estate management company located in Dallas, Texas. Ms. Minton is a certified public accountant.

OWNERSHIP OF SECURITIES

Securities Owned by Directors, Executive Officers and Certain Beneficial Owners

        The following table sets forth certain information regarding the beneficial ownership, as of November 12, 2015, of: (i) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC), to beneficially own more than 5% of the total number of outstanding shares; and (ii) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group. The number of shares beneficially owned by each person or group as of November 12, 2015, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 12, 2015, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the table are based is 151,854,547. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

        Ownership of our Common Stock is shown in terms of "beneficial ownership." Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power," which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock(1)		Percent of Class(2)
Gary G. Winterhalter	401,025	(3)	*
Christian A. Brickman	201,292	(4)	*
Mark J. Flaherty	192,529	(5)	*
Mark G. Spinks	92,276	(6)	*
Matthew O. Haltom	101,722	(7)	*
Brian E. Walker	13,386	(8)	*
Janna Minton	123,896	(9)	*
Katherine Button Bell	9,246	(10)	*
Marshall E. Eisenberg	159,017	(11)	*
Robert R. McMaster	90,835	(12)	*
John A. Miller	260,023	(13)	*
Susan R. Mulder	3,113	(14)	*
Edward W. Rabin	145,262	(15)	*
All directors and executive officers as a group (13 persons)	1,793,622	(16)	1.18%
Massachusetts Financial Services Company 111 Huntington Avenue Boston, MA 02199	15,993,093	(17)	10.53%
FMR LLC 245 Summer Street Boston, MA 02210	8,034,834	(18)	5.29%
Eaton Vance Management 2 International Place Boston, MA 02110	10,218,977	(19)	6.73%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	8,989,469	(20)	5.92%
Janus Capital Management LLC 151 Detroit Street Denver, CO 80206	11,100,025	(21)	7.31%
MWG GP LLC Pier 5, The Embarcadero, Suite 101 San Francisco, CA 94111	7,868,523	(22)	5.18%

(1)
Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)
An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)
Includes 140,404 shares of restricted Common Stock and 260,621 shares subject to stock options exercisable currently or within 60 days.

(4)
Includes 39,471 shares of Common Stock, 80,403 shares of restricted Common Stock, 73,359 shares subject to stock options exercisable currently or within 60 days and 8,059 vested restricted stock units.

(5)
Includes 19,555 shares of Common Stock, 17,735 shares of restricted Common Stock and 155,239 shares subject to stock options exercisable currently or within 60 days.

(6)
Includes 6,579 shares of Common Stock, 7,443 shares of restricted Common Stock, 2,283 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 75,971 shares subject to stock options exercisable currently or within 60 days.

(7)
Includes 3,786 shares of Common Stock, 11,214 shares of restricted Common Stock and 86,722 shares subject to stock options exercisable currently or within 60 days.

(8)
Includes 4,988 shares of restricted Common Stock and 8,398 shares subject to stock options exercisable currently or within 60 days.

(9)
Includes 17,559 shares of Common Stock, 2,273 shares of restricted Common Stock and 104,064 shares subject to stock options exercisable currently or within 60 days.

(10)
Includes 122 shares of Common Stock and 9,124 vested restricted stock units.

(11)
Includes 95,000 shares of Common Stock, 4,055 shares subject to stock options exercisable currently or within 60 days and 59,962 vested restricted stock units.

(12)
Includes 35,130 shares of Common Stock and 55,705 vested restricted stock units.

(13)
Includes 25,538 shares of Common Stock, 181,006 shares held by the Rellim Dynasty Trust, which such person serves as trustee and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein, 5,000 shares held by the Rhonda Miller Trust for the benefit of his sister, which such person serves as co-trustee and has no pecuniary interest therein and disclaims beneficial ownership of such shares and 48,479 vested restricted stock units.

(14)
Includes 3,113 vested restricted stock units.

(15)
Includes 9,771 shares of Common Stock, 73,000 shares of Common Stock held by such person as trustee of a trust for the benefit of himself, 12,300 shares of Common Stock held by wife and 50,191 vested restricted stock units.

(16)
Includes 523,817 shares of Common Stock, 264,460 shares of restricted Common Stock, 2,283 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 768,429 shares subject to stock options exercisable currently or within 60 days and 234,633 vested restricted stock units. Such persons have shared voting and investment power with respect to 17,300 shares.

(17)
Based solely on information provided on that certain Schedule 13G/A (Amendment No. 4) dated September 8, 2015, which reflects sole voting power with respect to 14,203,987 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 15,993,093 shares and shared dispositive power with respect to 0 shares beneficially owned by Massachusetts Financial Services Company, a Delaware corporation, and/or certain other non-reporting entities.

(18)
Based solely on information provided on that certain Schedule 13G dated February 13, 2015, which reflects sole voting power with respect to 126,863 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 8,034,834 shares and shared dispositive power with respect to 0 shares beneficially owned by FMR LLC; FMR LLC filed as a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G).

(19)
Based solely on information provided on that certain Schedule 13G/A (Amendment No. 3) dated January 13, 2015, which reflects sole voting power with respect to 10,218,977 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 10,218,977 shares and shared dispositive power with respect to 0 shares beneficially owned by Eaton Vance Management.

(20)
Based solely on information provided on that certain Schedule 13G (Amendment No. 1) dated February 9, 2015, which reflects sole voting power with respect to 93,010 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 8,911,259 shares and shared dispositive power with respect to 78,210 shares beneficially owned by The Vanguard Group, Inc., a Pennsylvania corporation, its wholly-owned subsidiaries Vanguard Fiduciary Trust Company (78,210 shares) and Vanguard Investments Australia, Ltd. (14,800 shares).

(21)
Based solely on information provided on that certain Schedule 13G (Amendment No. 1) dated February 17, 2015, which reflects sole voting power with respect to 10,317,159 shares and shared voting power with respect to 782,866 shares, sole dispositive power with respect to 10,317,159 shares and shared dispositive power with respect to 782,866 shares beneficially owned directly by

  Janus Capital Management LLC (10,317,159 shares) and indirectly by Janus Capital Management LLC (782,866 shares) through its controlling ownership interest in INTECH Investment Management and Perkins Investment Management LLC.

(22)
Based solely on information provided on the certain Schedule 13G/A (Amendment No. 1) dated February 13, 2015, which reflects sole voting power with respect to 0 shares and shred voting power with respect to 7,868,523 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 7,868,523 shares beneficially owned by MWG GP LLC; sole voting power with respect to 0 shares and shared voting power with respect to 7,868,523 shares, sole dispositive power with respect to 0 shares and shared dispositive power with respect to 7,868,523 shares beneficially owned by Meritage Group LP; and sole voting power with respect to 0 shares and shared voting power with respect to 7,784,666 shares, sole dispositive power with respect to 0 shares and shares dispositive power with respect to 7,784,666 shares beneficially owned by Meritage Fund LLC.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our directors and executive officers, and certain persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other security interests of Sally Beauty Holdings, Inc. Directors, executive officers, and greater than ten percent stockholders are required by the regulations of the SEC to furnish us with copies of all Section 16(a) forms they file.

        To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required during the fiscal year ended September 30, 2015, we believe all of our directors and officers complied with all Section 16(a) filing requirements during fiscal 2015.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Corporation's independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are "independent" (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Chairman of the Audit Committee, along with the other members of the Audit Committee, Marshall E. Eisenberg and John A. Miller, as audit committee financial experts under the SEC's guidelines.

        The Audit Committee's purposes and responsibilities are described in its charter, available on the corporate governance section of the Corporation's website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Corporation's financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors' qualifications and independence (including auditor rotation), and reviewing the performance of the Corporation's internal audit function; (b) deciding whether to appoint, retain or terminate the Corporation's independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Corporation. Management is responsible for the Corporation's financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.

        The Audit Committee recognizes the importance of maintaining the independence of the Corporation's independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG, the Corporation's independent auditors, including that of KPMG's lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Corporation's pre-approval policy is more fully described in this Proxy Statement under the caption "Proposal 2 — Ratification of Selection of Auditors." The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG. In this context, the Audit Committee has reviewed and discussed, with management and the independent auditors, the Corporation's audited financial statements for the year ended September 30, 2015. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant's communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant's independence from the Corporation and its management. The Audit Committee has considered whether the independent auditors' provision of non-audit services to the Corporation is compatible with the auditors' independence.

        Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2015, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee:
Robert R. McMaster (Chair) Marshall E. Eisenberg John A. Miller

PROPOSAL 2 — RATIFICATION OF SELECTION OF AUDITORS

        Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2016. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.

Fees Paid to KPMG

        The fees billed by KPMG with respect to the years ended September 30, 2014 and September 30, 2015 were as follows:

	Year Ended September 30, 2015	Year Ended September 30, 2014
Audit Fees(1)	$2,606,569	$2,227,758
Audit-Related Fees	—	—
Tax Fees(2)	$849,463	$1,019,844
All Other Fees	—	—

Total Fees(3)	$3,456,032	3,247,602

(1)
Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.

(2)
Tax fees consist of fees for tax consultation and tax compliance services.

(3)
The Audit Committee pre-approved all fees.

        The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2015 is compatible with maintaining KPMG's independence.

        Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2015. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the chairman of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The chairman of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.

        If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF PROPOSAL 2.

STOCKHOLDER PROPOSALS

        If you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2017 annual meeting, such submission must be in writing and received by us no later than August 13, 2016. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2017 annual meeting.

        Our By-Laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year's proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2017 Annual Meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2016 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-Laws must be received no earlier than October 5, 2016, and no later than the close of business on November 4, 2016, and must otherwise comply with the requirements of our By-Laws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

        A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

REDUCE PRINTING AND MAILING COSTS

        To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC's "householding" rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.

        Stockholders of Record:    If you vote on the Internet at www.investorvote.com, simply follow the prompts for enrolling in the electronic proxy delivery service.

        Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.

 OTHER MATTERS

        The Board of Directors knows of no other matters to be acted upon at the meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,

Matthew O. Haltom Corporate Secretary
December 11, 2015

MMMMMMMMMMMM . Admission Ticket MMMMMMMMMMMMMMM C123456789 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on February 2, 2016. MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Vote by Internet • Go to www.envisionreports.com/SBH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1 and FOR Proposal 2. + 1. To elect the seven nominees named below to hold office until the annual meeting of stockholders for 2017 01 - Katherine Button Bell 05 - John A. Miller 02 - Christian A. Brickman 06 - Susan R. Mulder 03 - Marshall E. Eisenberg 07 - Edward W. Rabin 04 - Robert R. McMaster Mark here to vote FOR all nominees Mark here to WITHHOLD vote from all nominees 0102 03 04 05 06 07 For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right. ForAgainst Abstain 2. Ratification of the selection of KPMG LLP as the Corporation’s Independent Registered Public Accounting Firm for the fiscal year 2016. Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X2 5 1 5 4 6 1 027EXC MMMMMMMMM C B A Annual Meeting Proxy Card1234 5678 9012 345 X IMPORTANT ANNUAL MEETING INFORMATION

. Admission Ticket Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. Tuesday, February 2, 2016 9:00 A.M. CST SALLY SUPPORT CENTER 3001 Colorado Boulevard Denton, Texas 76210 This ticket admits only the stockholder(s) whose name(s) is/are printed on the front side of this proxy card. Please bring this admission ticket and a government issued photo identification card with you if you are attending the meeting. Directions to the Sally Support Center, the site of the meeting, are available by telephone at (940) 898-7500. YOUR VOTE IS IMPORTANT Whether or not you plan to personally attend the Annual Meeting, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend in person. Voting early will not prevent you from voting in person at the Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. q IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — Sally Beauty Holdings, Inc. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints Mark J. Flaherty and Janna Minton, or any of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on February 2, 2016, any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in proposal 1 and FOR proposal 2. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side.